EXHIBIT 10(k)

Universal Forest Products, Inc.

Note Purchase and Private Shelf Agreement

Dated as of December 17, 2012

$35,000,000 3.89% Series A Senior Notes due December 17, 2022

$40,000,000 3.98% Series B Senior Notes due December 17, 2024

and

$50,000,000

Private Shelf Facility

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EXHIBITS AND SCHEDULES

PURCHASER SCHEDULE
INFORMATION SCHEDULE

EXHIBIT A-1	—	FORM OF SERIES A NOTE
EXHIBIT A-2	—	FORM OF SERIES B NOTE
EXHIBIT A-3	—	FORM OF SHELF NOTE
EXHIBIT B	—	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	—	FORM OF REQUEST FOR PURCHASE
EXHIBIT D	—	FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT E-1	—	FORM OF SUBSIDIARY GUARANTY
EXHIBIT E-2	—	FORM OF CONFIRMATION OF GUARANTY AGREEMENT
EXHIBIT F	—	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
EXHIBIT G	—	DESCRIPTION OF SPECIAL COUNSEL’S CLOSING OPINION
EXHIBIT H-1	—	FORM OF OPINION OF COMPANY’S AND SUBSIDIARY GUARANTORS’ COUNSEL (SERIES A AND SERIES B NOTES)
EXHIBIT H-2	—	FORM OF OPINION OF COMPANY’S AND SUBSIDIARY GUARANTORS’ COUNSEL (SHELF NOTES)
SCHEDULE 5.7	—	EXISTING LIENS
SCHEDULE 5.9	—	EXISTING INVESTMENTS
SCHEDULE 5.13	—	EXISTING RESTRICTIVE AGREEMENTS
SCHEDULE I	—	SUBSIDIARIES AND RESTRICTED SUBSIDIARIES AS OF THE SERIES A/B CLOSING DATE

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Universal Forest Products, Inc.
2801 East Beltline, N.E.
Grand Rapids, Michigan  49525

Dated as of
December 17, 2012

Prudential Investment Management, Inc. (“Prudential”)

Each of the Purchasers named in the Purchaser Schedule
attached hereto as purchasers of Series A Notes
or the Series B Notes (the “Initial Purchasers”)

Each other Prudential Affiliate (as hereinafter defined)
which becomes bound by certain provisions of
this Agreement as hereinafter provided

c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois  60601

Ladies and Gentlemen:

The undersigned, Universal Forest Products, Inc., a Michigan corporation (the “Company”), agrees with you as set forth below.  Reference is made to §8.1 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

Section 1.	Description of Notes; Series A and B Notes Commitment; Shelf Note Facility.

Section 1.1.      Description of Notes.  (a) The Company will authorize the issue and sale of:

(i)       $35,000,000 aggregate principal amount of its 3.89% Series A Senior Notes due December 17, 2022 (the “Series A Notes”), to be dated the date of issue, to bear interest from such date at the rate of 3.89% per annum, payable semiannually on the 17th day of June and December in each year (commencing June 17, 2013) and at maturity and to bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to mature on due December 17, 2022, and to be substantially in the form attached hereto as Exhibit A-1;

(ii) $40,000,000 aggregate principal amount of its 3.98% Series B Senior Notes due December 17, 2024 (the “Series B Notes”), to be dated the date of issue, to bear interest from such date at the rate of 3.98% per annum, payable semiannually on the 17th day of June and December in each year (commencing June 17, 2013) and at maturity and to bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to mature on December 17, 2024, and to be substantially in the form attached hereto as Exhibit A-2; and

(iii)     its additional senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12.75 years after the Acceptance Day thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to §1.3(e), and to be substantially in the form of Exhibit A-3 attached hereto.

The terms “Series A Note” and “Series A Notes” as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any other Series A Note pursuant to any such provision.  The terms “Series B Note” and “Series B Notes” as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any other Series B Note pursuant to any such provision.  The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision.  The terms “Note” and “Notes” as used herein shall include each Series A Note, each Series B Note and each Shelf Note.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

(b)           Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in §2.

Section 1.2.     Series A Notes and Series B Notes Commitment; Series A Notes and Series B Notes Closing Date.  Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agree to purchase from the Company, the Series A Notes and/or Series B Notes in the principal amount set forth opposite such Initial Purchaser’s name on the Purchaser Schedule hereto at a price of 100% of the principal amount thereof on the Series A/B Closing Date hereafter mentioned.

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Delivery of the Series A Notes and the Series B Notes will be made at the offices of Schiff Hardin LLP, at 233 South Wacker Drive, Suite 6600, Chicago, Illinois 60606, against payment therefor in Federal Reserve or other funds current and immediately available at the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Initial Purchasers delivered prior to the Series A/B Closing Date, in the amount of the purchase price at 10:00 A.M., Chicago time, on December 17, 2012 (the “Series A/B Closing Date”).  The Notes delivered to each Initial Purchaser on the Series A/B Closing Date will be delivered to such Initial Purchaser in the form of a single registered Note in the form attached hereto as Exhibits A-1 and A-2, as the case may be, for the full amount of such Initial Purchaser’s purchase (unless different denominations are specified by such Initial Purchaser), registered in such Initial Purchaser’s name or in the name of such nominee as may be specified in the Purchaser Schedule attached hereto.

Section 1.3.     Purchase and Sale of Shelf Notes.

Section 1.3(a).      Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in §1.1(a)(iii), minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

Section 1.3(b).      Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if the date of such anniversary is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the last Closing Date after which there is no Available Facility Amount, (iv) the termination of the Facility under §6.3 of this Agreement, and (v) the acceleration of any Note under §6.3 of this Agreement.  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

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Section 1.3(c).      Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by facsimile transmission or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 for any proposed Series of Shelf Notes and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 12 years after the date of issuance), average life (which shall be no more than 12.75 years after the Acceptance Day), principal prepayment dates (if any) and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Date for such purchase and sale, (vi) certify that the representations and warranties contained in Exhibit F are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit C attached hereto.  Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.  Any quote provided by Prudential with respect to a proposed Series of Shelf Notes shall pertain to all, but not less than all, of the principal amounts of Shelf Notes of that proposed Series specified in the related Request for Purchase.

Section 1.3(d).     Rate Quotes.  Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to §1.3(c), Prudential may, but shall be under no obligation to, provide to the Company by telephone or facsimile transmission, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase.  Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate or Affiliates would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

Section 1.3(e).      Acceptance.  Within the Acceptance Window with respect to any interest rate quotes provided pursuant to §1.3(d), the Company may, subject to §1.3(f), elect to accept such interest rate quotes as to the aggregate principal amount of any proposed Series of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or facsimile transmission within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates.  The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to §1.3(f) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate or Affiliates, and Prudential agrees to cause the purchase by a Prudential Affiliate or Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

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Section 1.3(f).       Market Disruption.  Notwithstanding the provisions of §1.3(e), if Prudential shall have provided interest rate quotes pursuant to §1.3(d) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with §1.3(e) the domestic market for U.S. Treasury securities, derivatives or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities, derivatives or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this §1.3(f) are applicable with respect to such Acceptance.

Section 1.3(g).      Facility Closings.  Not later than 11:30 A.M. (New York City local time) on the Closing Date for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 180 North Stetson Street, Suite 5600, Chicago, Illinois 60601, Attention:  Law Department, or at such other place as Prudential may have directed, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Date, dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Date for such Accepted Notes as provided above in this §1.3(g), or any of the conditions specified in §4 shall not have been fulfilled by the time required on such scheduled Closing Date, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Date notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Date (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in §4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with §1.3(h)(iii) or (ii) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Date, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

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Section 1.3(h).      Fees.

Section 1.3(h)(i).           Structuring Fee.  In consideration of the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential or at the direction of Prudential by wire transfer of immediately available funds a fee (herein called the “Structuring Fee”) in the amount of $25,000.

Section 1.3(h)(ii).          Issuance Fee.  The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Date in an amount equal to 0.10% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Date.

Section 1.3(h)(iii).        Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Date for such Accepted Note then, unless such delay is the result of the failure of the Purchaser which shall have agreed to purchase such Accepted Note to timely specify the form and denomination of the Accepted Note, to perform any obligation of the Purchaser set forth in the Agreement with respect to the Accepted Note, or to tender the purchase price for such Accepted Note on the Closing Date therefor where the Company has tendered such Accepted Note to such Purchaser on such Closing Date and timely satisfied all of the conditions precedent to such Purchaser’s obligation to purchase and pay for such Accepted Note specified in §4 hereof, the Company will pay to the Purchaser which shall have agreed to purchase such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY – MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Date for such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Date for such Accepted Note, as the same may be rescheduled from time to time in compliance with §1.3(g).

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Section 1.3(h)(iv).         Cancellation Fee.  If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of §1.3(e) or the penultimate sentence of §1.3(g) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), then, unless such cancellation or failure to consummate such closing is the result of the failure of the Purchaser which shall have agreed to purchase such Accepted Note to timely specify the form and denomination of the Accepted Note, to perform any obligation of the Purchaser set forth in the Agreement with respect to the Accepted Note, or to tender the purchase price for such Accepted Note on the Closing Date therefor where the Company has tendered such Accepted Note to such Purchaser on such Closing Date and timely satisfied all of the conditions precedent to such Purchaser’s obligation to purchase and pay for such Accepted Note specified in §4 hereof, the Company will pay to the Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in §1.3(h)(iii).  The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data).  Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place.  In no case shall the Cancellation Fee be less than zero.

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Section 1.4.     Subsidiary Note Guaranty.  The payment by the Company of all amounts due in respect of the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by Aljoma Lumber, Inc., a Florida corporation, Caliper Building Systems, LLC, a Michigan limited liability company, CA Truss, Inc., a Michigan corporation, Eovations, LLC, a Michigan limited liability company, Great Lakes Framing, LLC, a Michigan limited liability company, International Wood Industries, Inc., a California corporation, Maine Ornamental, LLC,  a Michigan limited liability company, Mid Atlantic Framing, LLC, a Michigan limited liability company, PR Distribution, LLC, a Puerto Rican limited liability company, Shawnlee Construction LLC, a Michigan limited liability company, Shepardville Construction, LLC, a Michigan limited liability company, Tresstar, LLC, a Michigan limited liability company, UFP Atlantic Division, LLC, a Michigan limited liability company, UFP Belchertown, LLC, a Michigan limited liability company, UFP Berlin, LLC, a Michigan limited liability company, UFP Burleson, LLC, a Michigan limited liability company, UFP Distribution, LLC, a Michigan limited liability company, UFP Eastern Division, Inc., a Michigan corporation, UFP Eatonton, LLC, a Michigan limited liability company, UFP Elizabeth City, LLC, a Michigan limited liability company, UFP Emlenton, LLC, a Michigan limited liability company, UFP Granger, LLC, a Michigan limited liability company, UFP Harrisonville, LLC, a Michigan limited liability company, UFP Holding Company, Inc., a Michigan corporation, UFP Houston, LLC, a Michigan limited liability company, UFP Lafayette, LLC, a Michigan limited liability company, UFP Mid-Atlantic, LLC, a Michigan limited liability company, UFP Morristown, LLC, a Michigan limited liability company, UFP New Waverly, LLC, a Michigan limited liability company, UFP New Windsor, LLC, a Michigan limited liability company, UFP New York, LLC, a Michigan limited liability company, UFP Parker, LLC, a Michigan limited liability company, UFP Purchasing, Inc., a Michigan corporation, UFP Ranson, LLC, a Michigan limited liability company, UFP Real Estate, Inc., a Michigan corporation, UFP Riverbank, LLC, a Michigan limited liability company, UFP San Antonio, LLC, a Michigan limited liability company, UFP Transportation, Inc., a Michigan corporation, UFP Ventures II, Inc., a Michigan corporation, UFP Western Division, Inc., a Michigan corporation, Universal Consumer Products, Inc., a Michigan corporation, Universal Forest Products RMS, LLC, a Michigan limited liability company, Universal Forest Products Texas, LLC, a Michigan limited liability company, UFP Great Lakes, LLC, a Michigan limited liability company, UFP Gulf, LLC, a Michigan limited liability company, UFP Chandler, LLC, a Michigan limited liability company, UFP Riverside, LLC, a Michigan limited liability company, UFP Thornton, LLC, a Michigan limited liability company, UFP Blanchester, LLC, a Michigan limited liability company, UFP Janesville, LLC, a Michigan limited liability company, UFP Lansing, LLC, a Michigan limited liability company, UFP Warrens, LLC, a Michigan limited liability company, UFP Auburndale, LLC, a Michigan limited liability company, UFP Gordon, LLC, a Michigan limited liability company, UFP Salisbury, LLC, a Michigan limited liability company, UFP Stockertown, LLC, a Michigan limited liability company, UFP Ashburn, LLC, a Michigan limited liability company, UFP Haleyville, LLC, a Michigan limited liability company, UFP Moultrie, LLC, a Michigan limited liability company, UFP New London, LLC, a Michigan limited liability company, UFP Union City, LLC, a Michigan limited liability company, UFP Grandview, LLC, a Michigan limited liability company, UFP Hillsboro, LLC, a Michigan limited liability company, UFP Saginaw, LLC, a Michigan limited liability company, UFP Schertz, LLC, a Michigan limited liability company, UFP McMinnville, LLC, a Michigan limited liability company, UFP Minneota, LLC, a Michigan limited liability company, UFP White Bear Lake, LLC, a Michigan limited liability company, UFP Windsor, LLC, a Michigan limited liability company, and UFP Woodburn, LLC, a Michigan limited liability company (individually, an “Existing Subsidiary Guarantor”; and, collectively, the “Existing Subsidiary Guarantors”) pursuant to a Guaranty Agreement dated as of the Series A/B Closing Date (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “2012 Subsidiary Note Guaranty”) substantially in the form attached hereto as Exhibit E-1.  Without limiting the foregoing, enforcement of the rights and benefits in respect of the 2012 Subsidiary Note Guaranty will be subject to an Intercreditor Agreement dated as of November 13, 1998 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”) among the Creditors (as defined therein) and JPMorgan Chase Bank N.A (as successor by merger to Bank One, N.A., which was the successor by merger with Bank One, Michigan, formerly known as NBD Bank), as Collateral Agent, and to be joined by the Purchasers.

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Section 2.	Prepayment of Notes.

Section 2.1.     Required Prepayments.  There shall be no required prepayment of any of the Series A Notes or Series B Notes prior to the stated maturity thereof.  Any Series of Shelf Notes shall be subject to required prepayment only as set forth in the Notes of such Series.

Section 2.2.     Optional Prepayment with Premium.  Upon compliance with §2.4, the Company shall have the privilege, at any time and from time to time, of prepaying any Series of the Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000 and integral multiples of $500,000), by payment of the principal amount of such Series of Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this §2.2.

Section 2.3.     Prepayment of Notes upon Change of Control.  (a)(1) In the event that any Change of Control shall occur, the Company will give written notice (the “Company Notice”) of such fact in the manner provided in §9.6 to the holders of the Notes.  The Company Notice shall be delivered promptly upon receipt of knowledge by the Company of such Change of Control and in any event no later than three Business Days following the occurrence of any Change of Control.  The Company Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this §2.3 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this §2.3, (3) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment, and (4) specify a date for such prepayment (the “Change of Control Prepayment Date”), which Change of Control Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Notice.  Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a “Noteholder Notice”) given not later than 20 days after receipt of the Company Notice.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this §2.3(a) within such 20 day period shall be deemed to constitute a rejection of such offer by such holder.  The Company shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment within such 20 day period.  The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

(2)      Without limiting clause (1) of this §2.3(a), the Company shall immediately after any Responsible Officer has knowledge of an event which in the judgment of such Responsible Officer or the Board of Directors of the Company is reasonably likely to occur which would constitute a Change of Control and in any event no later than three Business Days thereafter, give written notice of such fact in the manner provided in §9.6 to the holders of the Notes.

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(b)     Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice required by §2.3(a), each holder of the Notes shall have the right, by delivery of written notice to the Company, to require the Company upon the occurrence of a Change of Control to prepay, and the Company will prepay, such holder’s Notes in full, together with accrued interest thereon to the date of prepayment.  Notice of any required prepayment pursuant to this §2.3(b) shall be delivered by any holder of the Notes which was entitled to, but did not receive, such Company Notice to the Company at any time after such holder has actual knowledge of such Change of Control.  On the date (the “Change of Control Delayed Prepayment Date”) designated in such holder’s notice (which shall be not more than 90 days nor less than 30 days following the date of such holder’s notice), the Company shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment.  If the holder of any Note gives any notice pursuant to this §2.3(b), the Company shall give a Company Notice within three Business Days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all other holders of the Notes and each of such other holders shall then and thereupon have the right to accept the Company’s offer to prepay the Notes held by such holder in full and require prepayment of such Notes by delivery of a Noteholder Notice within 20 days following receipt of such Company Notice; provided only that any date for prepayment of such holder’s Notes shall be the Change of Control Delayed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this §2.3(b) within such 20 day period shall be deemed to constitute a rejection of such offer by such holder.  On the Change of Control Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment at a prepayment price equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

Section 2.4.     Prepayment of Notes upon Certain Asset Sales.  In the event that any sale, lease, license, transfer, assignment or other disposition by the Company or any Restricted Subsidiary of fixed assets shall occur requiring the Company to make an offer to prepay Notes of all Series pursuant to §5.14(e)(ii) (a “Section 5.14(e) Sale”), the Company will give written notice (the “Company Section 2.4 Notice”) of such fact in the manner provided in §9.6 to the holders of the Notes.  The Company Section 2.4 Notice shall be delivered promptly upon receipt of knowledge by the Company of such Section 5.14(e) Sale and in any event no later than three Business Days following the occurrence of such Section 5.14(e) Sale.  The Company Section 2.4 Notice shall (1) describe the facts and circumstances of such Section 5.14(e) Sale in reasonable detail, (2) make reference to this §2.4 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this §2.4, (3) offer in writing to prepay outstanding Notes in the amounts specified in this Section, together with accrued interest to the date of prepayment, (4) specify the aggregate principal amount of the Notes that the Company is required to offer to prepay under §5.14(e)(ii) as a result of such Section 5.14(e) Sale and the principal amount of the Notes of each holder that the Company is required to offer to prepay under §5.14(e)(ii) as a result of such Section 5.14(e) Sale, and (5) specify a date for such prepayment (the “Section 5.14(e) Sale Prepayment Date”), which Section 5.14(e) Sale Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Section 2.4 Notice.  Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the principal amount of the Notes held by such holder specified in such Company Section 2.4 Notice by written notice to the Company (a “Noteholder Section 2.4 Notice”) given not later than 20 days after receipt of the Company Section 2.4 Notice.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this §2.4 within such 20 day period shall be deemed to constitute a rejection of such offer by such holder.  The Company shall on the Section 5.14(e) Sale Prepayment Date prepay the Notes held by holders which have so accepted such offer of prepayment within such 20 day period in a principal amount as specified in such Company Section 2.4 Notice.  The prepayment amount payable upon the occurrence of any Section 5.14(e) Sale shall be an amount equal to 100% of the principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

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Section 2.5.     Notice of Optional Prepayments.  The Company will give notice of any prepayment of any Series of the Notes pursuant to §2.2 to each holder of such Series of not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder’s Notes of such Series to be prepaid on such date, (c) that the Make-Whole Amount may be payable, (d) the date when such Make-Whole Amount will be calculated, and (e) the accrued interest applicable to the prepayment.  Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment.  Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Amount, if any, payable with respect to such principal amount shall become due and payable on the prepayment date specified in said notice.  Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note of the Series to be prepaid written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation thereof.  Unless the Company is notified by Prudential that Bloomberg Financial Markets is no longer Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes (which notice shall specify the substitute source of information to be used for such calculations), the Company shall base its calculation of the Make-Whole Amount upon Bloomberg Financial Markets as provided in the definition of “Make-Whole Amount” stated in Section 8.1 of this Agreement.

Section 2.6.     Application of Prepayments.  All partial prepayments made pursuant to §2.2 shall be applied on all outstanding Notes of the same Series ratably in accordance with the unpaid principal amounts thereof.  Any partial prepayment of a Series of Notes pursuant to §2.2 shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.  All partial prepayments made pursuant to §2.3 or §2.4 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.  Upon any partial prepayment of a Note held by any holder pursuant to §2.4, the principal amount of each required prepayment of the principal of such Note referred to in §2.1 after the date of such prepayment, if any, shall be reduced in the same proportion as the aggregate principal amount of such Note is reduced as a result of such prepayment.

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Section 2.7.     Direct Payment.  Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Purchaser or any Purchaser’s nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this §2.7 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and Make-Whole Amount, if any, due with respect to said principal, without any presentment thereof, directly to such Purchaser, to such Purchaser’s nominee or to such subsequent Institutional Holder at such Purchaser’s address or such Purchaser’s nominee’s address set forth in the Purchaser Schedule hereto (or the Purchaser Schedule attached to any Confirmation of Acceptance, as applicable) or such other address as such Purchaser, such Purchaser’s nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for such Purchaser or such Purchaser’s nominee on the Purchaser Schedule hereto (or the Purchaser Schedule attached to any Confirmation of Acceptance, as applicable) or in any written notice to the Company from any Purchaser, from any Purchaser’s nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. Eastern Standard Time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as any Purchaser, any Purchaser’s nominee or any such subsequent Institutional Holder may from time to time direct in writing.  If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

Section 2.8.     Repurchase of Notes.  The Company will not and will not permit any of its Subsidiaries or Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or a Subsidiary or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except to the extent that the purchase price for any Series of Note may vary from the purchase price for other Series of Notes due to differences in interest rates, required prepayments and maturity dates).  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days.  If the holders of more than 20% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Subsidiary or Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 3.	Representations.

Section 3.1.      Representations of the Company.  The Company represents and warrants that all representations and warranties set forth in Exhibit F are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

Section 3.2.     Representations of the Purchasers.  (a) Each Purchaser represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes, it being understood, however, that the disposition of each Purchaser’s property shall at all times be and remain within such Purchaser’s control.

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(b)           Each Purchaser further represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)            the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)           the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(x)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

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(v)           the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)           the Source is a governmental plan; or

(vii)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)         the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this §3.2(b), the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 4.	Closing Conditions.

Section 4.1.     Conditions.  Each Purchaser’s obligation to purchase the Notes to be purchased by such Purchaser on any Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes to be purchased on such Closing Date and to the following further conditions precedent on or before such Closing Date:

(a)      Closing Certificates.  (1) Concurrently with the delivery of the Notes on any Closing Date, such Purchaser shall have received a certificate dated such Closing Date, signed by a Responsible Officer of the Company, the truth and accuracy of which shall be a condition to such Purchaser’s obligation to purchase the Notes proposed to be sold to such Purchaser on such Closing Date and to the effect that (i) the representations and warranties of the Company set forth in Exhibit F hereto are true and correct on and with respect to such Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to such Closing Date, and (iii) no Default or Event of Default has occurred and is continuing; and

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(2)      Such Purchaser shall have received a certificate dated such Closing Date, signed by an authorized officer of each of the Subsidiary Guarantors, the truth and accuracy of which shall be a condition to such Purchaser’s obligation to purchase the Notes proposed to be sold to such Purchaser on such Closing Date and to the effect that (i) the representations and warranties of the Subsidiary Guarantors set forth in the 2012 Subsidiary Note Guaranty are true and correct on and with respect to such Closing Date, (ii) each Subsidiary Guarantor has performed all of its obligations under the 2012 Subsidiary Note Guaranty which are to be performed on or prior to such Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

(b) 2012 Subsidiary Note Guaranty and Intercreditor Agreement.  (1) The 2012 Subsidiary Note Guaranty shall have been duly executed and delivered by the parties thereto to such Purchaser and shall be in full force and effect and such Purchaser shall have received true, correct and complete copies thereof;

(2) With respect to any Closing Date after the Series A/B Closing Date, such Purchaser shall have received a Confirmation of Guaranty Agreement (the “Confirmation of Guaranty Agreement”), duly executed and delivered by each Subsidiary Guarantor, substantially in the form attached hereto as Exhibit E-2; and

(3) Such Purchaser shall have joined the Intercreditor Agreement.

(c) Legal Opinions.  Such Purchaser shall have received from Schiff Hardin LLP, who are acting as special counsel to the Purchasers in this transaction, or such other counsel who is acting as counsel for such Purchaser in connection with this transaction, and from Varnum LLP, counsel for the Company and the Existing Subsidiary Guarantors (or such other counsel designated by the Company and acceptable to such Purchaser), their respective opinions dated such Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits G and in Exhibit H-1 (in the case of the Series A Notes and the Series B Notes) or Exhibit H-2 (in the case of any Shelf Notes), respectively, hereto.

(d)Existence and Authority.  On or prior to such Closing Date, such Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser and its special counsel, such documents and evidence with respect to the Company and each of the Subsidiary Guarantors as such Purchaser may reasonably request in order to establish the existence and good standing of the Company and each of the Subsidiary Guarantors and the authorization of the transactions contemplated by this Agreement, the 2012 Subsidiary Note Guaranty, any Confirmation of Guaranty Agreement and any Stock Pledge Agreement.

(e) Private Placement Numbers.  On or prior to such Closing Date, counsel to such Purchaser shall have duly made the appropriate filings with Standard & Poor’s CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for each Series of Notes being sold on such Closing Date.

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(f) Disbursement Direction Letter.  With respect to the Series A/B Closing Date, such Purchaser shall have received the letter specified in §1.2.

(g)      Payment of Fees.  The Company shall have paid to such Purchaser in immediately available funds any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to §1.3(h)(i), any Issuance Fee due pursuant to §1.3(h)(ii) and any Delayed Delivery Fee due pursuant to §1.3(h)(iii).

(h)Special Counsel Fees.  Concurrently with the delivery of the Notes to such Purchaser on such Closing Date, the reasonable charges and disbursements of Schiff Hardin LLP, special counsel to the Purchasers, shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing Date.

(i)  Legality of Investment.  The Notes to be purchased by such Purchaser on such Closing Date shall be a legal investment for such Purchaser under the laws of each jurisdiction to which such Purchaser may be subject (without resort to any so-called “basket provisions” to such laws).

(j) Satisfactory Proceedings.  All proceedings taken in connection with the transactions contemplated by this Agreement, the 2012 Subsidiary Note Guaranty, any Confirmation of Guaranty Agreement and any Stock Pledge Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and its counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

Section 4.2.     Waiver of Conditions.  If on any Closing Date the Company fails to tender to any Purchaser the Notes to be issued to such Purchaser on such date or if the conditions specified in §4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement.  Without limiting the foregoing, if the conditions specified in §4.1 have not been fulfilled, any Purchaser may waive compliance by the Company with any such condition as to such Purchaser to such extent as such Purchaser may in its sole discretion determine.  Nothing in this §4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of any Purchaser’s rights against the Company.

Section 5.	Company Covenants.

During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

Section 5.1.     Corporate Existence, Etc.  The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, if in the case of any such license or permit, the failure to preserve and keep the same could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prevent any transaction permitted by §5.8.

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Section 5.2.     Insurance.  The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; provided that nothing contained in this §5.2 shall be deemed or construed to prohibit the Company or any Restricted Subsidiary from self-insuring such risks as are customary for corporations having a net worth (determined in accordance with GAAP) comparable to the net worth of the Company or such Restricted Subsidiary, as the case may be, and engaged in the same or a similar business and owning and operating similar properties.

Section 5.3.     Taxes, Claims for Labor and Materials; Compliance with Laws.  (a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided that the Company or such Restricted Subsidiary shall not be required to pay or make a filing with regard to any such tax, assessment, charge, levy, account payable or claim if (1)(i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto, or (2) the non-payment of any such tax, assessment, charge, levy, account payable or claim could not reasonably be expected to have a Material Adverse Effect, or (3) to the extent that failure to pay any of the foregoing or comply with any of the foregoing relates solely to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors and if all such non Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Subsidiary (but the Company shall provide notice to the holders of the Notes of the occurrence of any such failure to comply or failure to pay described in this proviso).

(b)     The Company will promptly comply and will cause each Restricted Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect or would result in any Lien not permitted under §5.7, provided that the foregoing does not apply to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors if all such non Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Subsidiary.

Section 5.4.     Maintenance, Etc.  The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency and marketability thereof shall not be materially impaired or materially degraded, if the failure to complete any such repair, replacement, renewal or addition could reasonably be expected to have a Material Adverse Effect.

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Section 5.5.     Notes to Rank Pari Passu.  The Company will keep and maintain the Notes and all other obligations outstanding at any time under this Agreement as direct obligations of the Company ranking pari passu with the Indebtedness of the Company under the Credit Agreement and with all other present and future unsecured Senior Indebtedness of the Company.

Section 5.6.     Priority Debt.  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Priority Debt if the aggregate outstanding amount of all Priority Debt would exceed 15% of Net Worth – Restricted Subsidiaries.

Section 5.7.     Liens.  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)      Permitted Encumbrances;

(b)      Liens in favor of the Collateral Agent in the Equity Interests as described in §5.21 securing the Subject Obligations and subject to the Intercreditor Agreement,

(c)      Liens in favor of the holders of the Notes securing any of the obligations of the Company and the Subsidiary Guarantors under this Agreement, the Notes and the Subsidiary Note Guaranties;

(d)      Liens on any property or asset of the Company or any Restricted Subsidiary existing on the date of this Agreement and set forth in Schedule 5.7; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof but no increases in the amount thereof, as reduced from time to time;

(e)      Liens on assets of Restricted Subsidiaries solely in favor of the Company or a Subsidiary Guarantor as secured party and securing Indebtedness owing by a Subsidiary to the Company or a Subsidiary Guarantor; and

(f)       (A) any Lien on equipment to secure any rights granted with respect to such equipment in connection with the provision of all or a part of the purchase price of such equipment created contemporaneously with, or within 180 days after such acquisition, or (B) any Lien in property existing in such property at the time of acquisition thereof, whether or not the debt secured thereby is assumed by the Company or a Restricted Subsidiary, (C) any Lien existing in the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, or (D) any Lien on any other fixed assets of the Company or any of its Restricted Subsidiaries; provided, in the case of (A), (B), (C) and (D), no such Liens shall exceed the fair market value of the related property, not more than one such Lien shall encumber such property at any one time and the aggregate outstanding Indebtedness secured by all such Liens does not exceed $10,000,000;

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(g)      Liens upon Sale Receivables of an A/R Subsidiary granted in connection with a Permitted A/R Sale Transaction; and

(h)      Other Liens, provided that (A) the aggregate outstanding Indebtedness secured by all such Liens shall have been incurred within the limitations provided in §5.6 and §5.17 and (B) immediately before and after the incurrence of such Lien and the related Indebtedness, no Default shall exist or shall have occurred and be continuing;

provided, however, that at no time shall the Company create, incur, assume or permit to exist, or allow any Subsidiary to create, incur, assume or permit to exist, any Lien securing any Indebtedness outstanding under the Credit Agreement or other primary bank facility or any Guaranty of either thereof, other than the Lien described in clause (b) of this §5.7.

Section 5.8.      Fundamental Changes.  (a) The Company will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Subsidiary Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary Guarantor, (iv) any Restricted Subsidiary that is not a Subsidiary Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Restricted Subsidiary, and (v) any Restricted Subsidiary that is not material may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of Notes, provided that any such merger involving a Person that is not a Wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by §5.9.

(b)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make or suffer any substantial change in the nature of its business from that engaged in on the date hereof or engage in any other businesses other than those in which it is engaged on the date hereof, which are directly related to the businesses in which it is engaged in on the date hereof or which are not material in the aggregate.

Section 5.9.     Investments, Loans, Advances, Guarantees and Acquisitions.  The Company will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make any Acquisition, except:

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(a)      Investments, loans and advances existing as of the date of this Agreement and set forth in Schedule 5.9 attached hereto and extensions, renewals and replacements thereof that do not increase the outstanding amount thereof, except to the extent such increase is a Permitted Investment or is otherwise permitted by this §5.9;

(b)      extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel, relocation and similar advances made to officers and employees in the ordinary course of business;

(c)      Investments, loans or advances made by the Company or any Restricted Subsidiary (i) to the Company or any Wholly-owned Subsidiary that is a Subsidiary Guarantor or (ii) to any Wholly-owned Subsidiary that is a Foreign Subsidiary that has at least 65% of its Equity Interests pledged pursuant to a Stock Pledge Agreement;

(d)      Permitted Investments;

(e)      Investments consisting of non-cash consideration for any disposition of assets permitted by §5.14;

(f)      Acquisitions, provided each of the following conditions is satisfied: (A) there is no Default either before or after such Acquisition, (B) the representations and warranties contained in this Agreement shall be true and correct as if made on and as of the date such Acquisition is consummated, both before and after giving effect thereto, (C) such Acquisition is not a Hostile Acquisition, (D) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U, and (E) if the total consideration, cash or non-cash, paid or payable for such Acquisition is greater than $50,000,000, prior to the consummation of such Acquisition, the Company shall deliver a satisfactory pro forma covenants compliance certificate to Prudential and each holder of any Note and the target of such Acquisition is in the same line of business as conducted by the Company as of the date of this Agreement or a line of business similar thereto or that supports such business or is related or ancillary thereto;

(g)      Investments in Unrestricted Subsidiaries, provided that immediately after giving effect to such Investment (x) no Default then exists or would be caused thereby, on a pro forma basis acceptable to Prudential and the Requisite Holders, and (y) the Domestic Subsidiaries which are not Subsidiary Guarantors and the Foreign Subsidiaries that are owned by the Company or any Domestic Subsidiary that do not have at least 65% of their Voting Stock pledged pursuant to Stock Pledge Agreements do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary; and

(h)      If no Default exists or would be caused thereby, other investments, loans or advances not otherwise permitted by this §5.9 (excluding investments, loans or advances in Unrestricted Subsidiaries ) in aggregate outstanding amount at any time not to exceed 15% of Net Worth – Restricted Subsidiaries.

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Section 5.10.   Swap Agreements.  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual or anticipated exposure (other than those in respect of Equity Interests of the Company or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability (actual or anticipated) or investment of the Company or any Restricted Subsidiary.

Section 5.11.   Restricted Payments.  The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and (c) the Company may make other Restricted Payments with respect to its Equity Interests so long as no Default exists or would be caused thereby.  The Company will not issue any Disqualified Stock.

Section 5.12   Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliates (each of the foregoing, an “Affiliate Transaction”) unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

Section 5.13    Restrictive Agreements.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement with any Person other than Prudential and the holders of Notes which prohibits or limits the ability of (i) the Company or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except for Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such provisions restrict the transfer of the property subject to such security agreements, and except that the A/R Subsidiary and the Company may agree, as part of any Permitted A/R Sale Transaction, not to allow, grant or create any Lien upon any of the Sale Receivables, or (ii) any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any Restricted Subsidiary or to guarantee any of the Notes, other than restrictions and conditions (A) imposed by law or by this Agreement, (B) existing on the date hereof identified on Schedule 5.13 (other than any modification thereof expanding the scope of any such restriction or condition), (C) contained in any Indebtedness in excess of $25,000,000 in aggregate amount and permitted hereunder, provided that such restrictions and conditions under such Indebtedness are no more restrictive than such restrictions and conditions in this Agreement and the holders of such Indebtedness become parties to the Intercreditor Agreement or (D) imposed by an agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

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Section 5.14   Dispositions of Assets; Etc.  The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, license, transfer, assign or otherwise dispose of any material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than:

(a)       inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment;

(b)      any such sale, lease, license, transfer, assignment or other disposition by a Subsidiary to the Company or any Subsidiary Guarantor;

(c)       any sale or other transfer of Sale Receivables to an A/R Subsidiary in a Permitted A/R Sale Transaction;

(d)      any other such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of shall be less than (i) in any Fiscal Year of the Company, 15% of such aggregate book value of the Total Assets - Restricted Subsidiaries as of the end of the immediately preceding Fiscal Year, and (ii) (x) during the period beginning on the date of this Agreement and ending on the 5th anniversary of the date of this Agreement, cumulatively, 30% of such aggregate book value of the Total Assets - Restricted Subsidiaries as of the end of the most recent Fiscal Quarter ending prior to the date of this Agreement, and (y) during the period beginning on the 5th anniversary of the date of this Agreement and ending on the 10th anniversary of the date of this Agreement, cumulatively, 30% of the Total Assets - Restricted Subsidiaries as of the end of the most recent Fiscal Quarter ending prior to the first day of such period, and if, in the case of each of the foregoing clauses (i) and (ii), immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing; and

(e)      any such sale, lease, license, transfer, assignment or other disposition by the Company or any Restricted Subsidiary of its fixed assets (other than transactions permitted under clauses (a), (b), and (c) above) in excess of the amounts permitted under clause (d) above so long as such sale is not of all or substantially all of its fixed assets and the proceeds of such sale, lease, license, transfer, assignment or other disposition are used to either (i) purchase other fixed assets of a similar nature of at least equivalent value within 180 days of such sale or (ii) make an offer to prepay the Notes of all Series on a pro rata basis pursuant to §2.4 in an amount equal to the lesser of (x) the amount by which such proceeds exceed the limitations under the above clauses (a), (b), (c) and (d), or (y) the aggregate amount of all Restricted Payments by the Company during such Fiscal Year or applicable period under clause (d)(ii)(x) or (y), as applicable.

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Notwithstanding the foregoing, for purposes of this §5.14, the sale or transfer by the A/R Subsidiary of Sale Receivables pursuant to Permitted A/R Sale Transactions shall not be deemed to be asset transfers, to the extent that net collections from such Sale Receivables are used by the purchaser thereof to acquire additional Sale Receivables from the A/R Subsidiary under one or more subsequent Permitted A/R Sale Transactions, and such net collections are in fact so used within six months after purchaser’s receipt thereof.

Section 5.15    Adjusted Leverage Ratio.  The Company will not permit the Adjusted Leverage Ratio to exceed the Applicable Leverage Ratio as of the end of any Fiscal Quarter.

Section 5.16    Interest Coverage Ratio.  The Company will not permit the Interest Coverage Ratio to be less than the Applicable Interest Coverage Ratio as of the end of any Fiscal Quarter; provided that if the Credit Agreement is amended, modified, succeeded or replaced to determine and measure compliance with the Interest Coverage Ratio requirement thereunder as of the end of each Fiscal Quarter of the Company, in each case based upon the most favorable four Fiscal Quarters (as determined by the Company) out of the five most recent consecutive Fiscal Quarters, then compliance with the Interest Coverage Ratio under this §5.16 shall be measured and determined on that basis so long as such method of determining compliance with the Interest Coverage Ratio requirement under the Credit Agreement is in effect under the Credit Agreement.

Section 5.17    Permitted A/R Sale Obligations.  The Company will not permit or suffer the aggregate A/R Sale Obligations to exceed $75,000,000 at any time.

Section 5.18.   Termination of Pension Plans.  The Company will not and will not permit any Restricted Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in Withdrawal Liability or the imposition of a Lien on any property of the Company or any Restricted Subsidiary pursuant to Section 4068 of ERISA.

Section 5.19.  Reports; Rights of Inspection; Retention of Consultants.  (a) Reports.  The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to Prudential and the holders of the Notes pursuant to this §5.19(a) and concurred in by the independent public accountants referred to in §5.19(a)(2)), and will furnish to Prudential, each Purchaser, so long as such Purchaser is the holder of any Note, and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

(1)            Quarterly Statements.  As soon as available and in any event within 45 days after the end of each Fiscal Quarter (except the last) of each Fiscal Year, copies of:

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(i)        a consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Quarter, setting forth in comparative form the consolidated figures for the Fiscal Year then most recently ended,

(ii) a consolidated statement of earnings of the Company and its Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding Fiscal Year, and

(iii)a consolidated statement of cash flows of the Company and its Subsidiaries for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this §5.19(a)(1);

(2)            Annual Statements.  As soon as available and in any event within 90 days after the close of each Fiscal Year of the Company, copies of:

(i)        a consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Year, and

(ii) consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Year,

in each case setting forth in comparative form the consolidated figures for the preceding Fiscal Year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the Fiscal Year being reported on and the consolidated results of the operations and cash flows for said Fiscal Year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this §5.19(a)(2);

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(3)            Audit Reports.  Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants; provided that nothing contained in this clause (3) shall be deemed or construed to require the Company or any Restricted Subsidiary to furnish to any holder of the Notes any interim or special audit made by any internal accountant employed by the Company or any Restricted Subsidiary;

(4)      SEC and Other Reports.  A copy of any SEC filing by the Company containing information of a financial nature and of any press release of the Company generally made available to stockholders of the Company concerning a Material development, in each case to be delivered promptly after becoming available;

(5)      ERISA Reports.  Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan or Multiemployer Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan or Multiemployer Plan; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA in connection with any Plan; (v) any Material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

(6)      Officer’s Certificates.  Within the periods provided in paragraphs (1) and (2) above, a certificate of a senior financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth:  (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of §5.6, §5.7(f) and (h), §5.9(h), §5.14(d) and (e), §5.15, and §5.16 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer’s knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

(7)      Requested Information.  With reasonable promptness, such other data and information as Prudential, any such Purchaser or any such Institutional Holder may reasonably request;

(8)      Default.  With reasonable promptness, notice of the occurrence of a Default or an Event of Default; and

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(9)      Credit Agreement Notices.  Simultaneously with the transmission thereof, copies of all written notices, reports and financial statements given to the Banks or their agent under the Credit Agreement, excluding routine borrowing requests.

(b)           Rights of Inspection.  Without limiting the foregoing, the Company will permit Prudential, each Purchaser, so long as such Purchaser is the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either Prudential, such Purchaser or such Institutional Holder may designate), upon reasonable prior notice to the Company if no Default or Event of Default shall have occurred and be continuing, to visit and inspect, under the Company’s guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with Prudential, any such Purchaser and any such Institutional Holder the finances and affairs of the Company and its Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested. Any visitation shall be at the sole expense of Prudential, such Purchaser or such Institutional Holder, unless a Default or Event of Default shall have occurred and be continuing or the holder of any Note or of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any written notice or takes any other action with respect to a claimed default, in which case, any such visitation or inspection shall be at the sole expense of the Company.

Section 5.20.Guaranty by Subsidiaries.  The Company will cause each Subsidiary which delivers a Subsidiary Bank Guaranty after the Series A/B Closing Date and each Subsidiary which is not a Subsidiary Guarantor which becomes a borrower, co-borrower, or obligor with respect to any Indebtedness under the Credit Agreement to concurrently enter into a Subsidiary Note Guaranty or join the 2012 Subsidiary Note Guaranty, and within three Business Days thereafter shall deliver to each of the holders of the Notes the following items:

(1)            an executed counterpart of the Subsidiary Note Guaranty or a joinder agreement pursuant to which such Subsidiary becomes a party to the 2012 Subsidiary Note Guaranty;

(2)       a certificate signed by an executive officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 2, 9, 11 and 16 of Exhibit F to this Agreement, but with respect to such Subsidiary and such Subsidiary Note Guaranty or the 2012 Subsidiary Note Guaranty, as the case may be;

(3)      such documents and evidence with respect to such Subsidiary as the Requisite Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Note Guaranty or the 2012 Subsidiary Note Guaranty, as the case may be; and

(4)      an opinion of counsel satisfactory to the Requisite Holders to the effect that such Subsidiary Note Guaranty or the joinder agreement pursuant to which such Subsidiary has become a party to the 2012 Subsidiary Note Guaranty, as the case may be, has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

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(b)      Nothing contained in this §5.20 shall be deemed or construed to otherwise permit a Subsidiary of the Company to create, assume, guaranty or otherwise incur or in any manner be or become liable in respect of any Indebtedness which is not otherwise within the limitations of the applicable provisions of this Agreement.

Section 5.21.   Stock Pledge Agreement.  If the Company shall enter into a stock pledge agreement in form and substance satisfactory to the Requisite Holders (each, a “Stock Pledge Agreement”) pursuant to which the Company shall grant to the Collateral Agent or any other Institutional Holder a pledge of and security interest in the capital stock of a Subsidiary, then and in such event, the Company shall concurrently with the execution and delivery of such Stock Pledge Agreement, deliver to each of the holders of the Notes the following items:

(a)       an executed counterpart of such Stock Pledge Agreement;

(b) a certificate signed by an executive officer of the Company making representations and warranties to the effect of those contained in Sections 2, 9, 11 and 16 of Exhibit F to this Note Agreement, but with respect to such Stock Pledge Agreement and to the effect that such Stock Pledge Agreement constitutes a first and prior perfected security interest in the capital stock which is the subject of such Stock Pledge Agreement free and clear of all Liens of creditors of the Company, other than the Lien of such Stock Pledge Agreement;

(c) such modifications, amendments or supplements to the Intercreditor Agreement as may be deemed necessary by the Requisite Holders to confirm that any proceeds realized from the enforcement by the Collateral Agent or such other Institutional Holder of its rights pursuant to such Stock Pledge Agreement as pledgee of such capital stock shall be applied in accordance with the terms and provisions of the Intercreditor Agreement; and

(d) an opinion of independent counsel to the Company satisfactory to the Requisite Holders to the effect that (1) such Stock Pledge Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Company enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and (2) such Stock Pledge Agreement creates a valid and perfected first and prior security interest in and pledge of the capital stock of the Subsidiary which is the subject of such Stock Pledge Agreement.

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Section 5.22.  Designation of Subsidiaries.  Any Subsidiary may be designated by the Company as an Unrestricted Subsidiary, provided that:  (a) no Subsidiary that owns any Equity Interest in the Company or a Restricted Subsidiary may be designated as an Unrestricted Subsidiary and (b) (i) immediately after giving effect to such designation, no Default or event of Default exists or would be caused thereby, on a pro forma basis acceptable to Prudential and the Requisite Holders, (ii) immediately after giving effect to such designation and at all times thereafter, neither the Company nor any Restricted Subsidiary shall be liable, directly or indirectly, for any of the indebtedness, obligations or other liabilities of any kind of such Unrestricted Subsidiary or for any Guaranty with respect to any Unrestricted Subsidiary except to the extent such indebtedness, obligation or other liability is included in Total Debt, (iii) immediately after giving effect to such designation and at all times thereafter, the ratio of the Total Tangible Assets - Restricted Subsidiaries to the Total Tangible Assets - All Subsidiaries and the ratio of the consolidated EBITDA of the Company and its Restricted Subsidiaries to the consolidated EBITDA of the Company and its Subsidiaries (in each case based on the most recent four consecutive Fiscal Quarters) equals not less than 85%, and (iv) such Subsidiary shall also have been designated as an Unrestricted Subsidiary for the purposes of the Credit Agreement.  Any Unrestricted Subsidiary may be designated as a Restricted Subsidiary by the Company at any time provided that (i) no Default or Event of Default then exists or would be caused thereby, all on a pro forma basis acceptable to Prudential and the Requisite Holders and (ii) such Subsidiary shall also have been designated as a Restricted Subsidiary for the purposes of the Credit Agreement.  Any  designation pursuant to this §5.22 shall be made by written notice to Prudential in the manner provided in §9.6.

Section 5.23.   Additional Covenants.  If at any time the Company shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $25,000,000, which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise Prudential and the holders of the Notes.  Thereupon, if Prudential or the Requisite Holder shall request, upon notice to the Company, Prudential and the holders of the Notes shall enter into an amendment to this Agreement or an additional agreement (as Prudential or the Requisite Holders may request), providing for substantially the same covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by Prudential or the Requisite Holders.  For the purposes of this §5.23, (a) the covenant in Section 6.10 of the Credit Agreement shall not be considered to be more favorable to the lenders thereunder unless the ratio required under this Agreement is greater than (i) the ratio required under such Section 6.10 plus (ii) .05 (and any amendment to this Agreement required under this §5.23 resulting from any more favorable covenant in Section 6.10 of the Credit Agreement shall not require a ratio of less than the ratio required under such Section 6.10 plus .05 (subject to a maximum ratio of 0.60:1.00 in this Agreement)), and (b) the covenant in Section 6.11 of the Credit Agreement shall not be considered to be more favorable to the lenders thereunder unless the ratio required under this Agreement is less than (i) the ratio required under such Section 6.11 minus (ii) 0.25 (and any amendment to this Agreement required under this §5.23 resulting from any more favorable covenant in Section 6.11 of the Credit Agreement shall not require a ratio of more than the ratio required under Section 6.11 minus 0.25 (subject to a minimum ratio of 1.75:1.00 in this Agreement)).

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Section 5.24    PR Distribution, LLC.  The Company agrees to cause PR Distribution, LLC, a Puerto Rican limited liability company and an Existing Subsidiary Guarantor, to be in good standing with respect to the Puerto Rico Department of State by March 18, 2013.

Section 6.	Events of Default and Remedies Therefor.

Section 6.1.     Events of Default.  Any one or more of the following shall constitute an “Event of Default” as such term is used herein:

(a)       the Company shall fail to pay any principal of or premium, if any, on any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)      the Company shall fail to pay any interest on any Note or any fee or any other amount (other than an amount referred to in clause (a) of this §6.1) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)      any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any other Transaction Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)      the Company shall fail to observe or perform any covenant, condition or agreement contained in §2.3, §5.19(a)(9) or §5.6 through §5.17;

(e)      the Company or any Subsidiary Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this §6.1) or any other Transaction Document, and such failure shall continue unremedied for a period of 30 days (provided that such period shall be 10 days in the case of the failure to observe or perform any covenant in §5.19) after the earlier of (i) the date any Responsible Officer obtains actual knowledge thereof or (ii) the date written notice thereof is given by any holder of a Note to the Company;

(f)       the Company or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods);

(g)      (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

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(h)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrate, conservator or similar official for the Company or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)        the Company or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this §6.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)       the Company or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)      one or more judgments for the payment of money (to the extent not covered by independent third party insurance issued by a creditworthy (as reasonably determined by the Requisite Holders) nationally recognized insurer as to which the insurer has been notified of such judgment or order and has accepted coverage thereof) in an aggregate Dollar Equivalent amount in excess of $5,000,000 shall be rendered against the Company, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment;

(l)       an ERISA Event or circumstance in respect of any Foreign Pension Plan shall have occurred that, in the opinion of the Requisite Holders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a liability in excess of $5,000,000, that is not corrected within 30 days of the occurrence thereof; or

(m)      Any Transaction Document shall fail to remain in full force or effect or provide the Lien or Guaranty intended to be provided, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Transaction Document, or the Company or any Subsidiary Guarantor shall deny that it has any further liability under any Transaction Document to which it is a party, or shall give notice to such effect.

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Section 6.2.     Notice to Holders.  When any Default or Event of Default described in the foregoing §6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Company gives any written notice with respect to a default claimed by such holder in such written notice to exist in respect of such Indebtedness for borrowed money or under the instrument or agreement under which such Indebtedness for borrowed money is outstanding, the Company agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.

Section 6.3.     Acceleration of Maturities.  When any Event of Default described in paragraph (a) or (b) of §6.1 has happened and is continuing with respect to any Series of Notes, any holder of any Note of such Series may, by notice in writing to the Company sent in the manner provided in §9.6, declare the entire principal and all interest accrued on such Note of such Series to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  When any Event of Default described in paragraphs (a) through (i), inclusive, or paragraphs (k) through (m), inclusive, of said §6.1 has happened and is continuing, the holders of a majority of the aggregate principal amount outstanding of any Series of Notes may, by notice in writing to the Company in the manner provided in §9.6, declare the entire principal and all interest accrued on all Notes of such Series to be, and all Notes of such Series shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and Prudential may at its option, by notice in writing to the Company, terminate the Facility.  When any Event of Default described in paragraph (h), (i) or (j) of §6.1 has occurred, then all outstanding Notes of every Series shall immediately become due and payable without presentment, demand or notice of any kind, and the Facility shall automatically terminate.  Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable.  No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder’s rights, powers and remedies.  The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder’s or holders’ attorneys for all services rendered in connection therewith.

Section 6.4.     Rescission of Acceleration.  The provisions of §6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, or paragraphs (k) through (m), inclusive, of §6.1, the holders of 55% or more in aggregate principal amount of the outstanding Notes of any Series then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof with respect to such Series of the Notes, provided that at the time such declaration is annulled and rescinded:

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(a)       no judgment or decree has been entered for the payment of any monies due pursuant to the Notes of such Series or this Agreement;

(b) all arrears of interest upon all the Notes of such Series and all other sums payable under the Notes of such Series and under this Agreement (except any principal, interest or premium on the Notes of such Series which has become due and payable solely by reason of such declaration under §6.3) shall have been duly paid; and

(c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to §7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto or affect in any manner whatsoever any recission or annulment pertaining to any other series of the Notes or impair any right consequent thereto.  Without limiting the foregoing, the provisions of §6.3 are subject to the condition that if the principal of and accrued interest on any outstanding Note of any Series have been declared by the holder thereof to be immediately due and payable by reason of the occurrence of any Event of Default described in paragraph (a) or (b) or (c) of §6.1, such holder may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof.

Section 7.	Amendments, Waivers and Consents.

Section 7.1.     Consent Required.  Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Requisite Holders; provided that (i) without the written consent of the holders of all of the Notes of a particular Series then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by §2.1) of the principal of or the interest on any Note of such Series or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments in respect of such Series, or (c) which will change the definitions of “Make-Whole Amount”, “Called Principal”, “Discounted Value”, “Reinvestment Yield”, “Remaining Average Life”, “Remaining Scheduled Payments or “Settlement Date” insofar as the same pertains to such Series, or (d) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver or the taking of any other action by Noteholders under any of the provisions of this §7 or §6 insofar as the same pertains to such Series, (ii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of §1.3 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of §1.3 and §4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes..

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Section 7.2.      Solicitation of Holders of Notes.

(a)            Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of any other Transaction Document.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this §7 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of any other Transaction Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)            Consent in Contemplation of Transfer.  Any consent made pursuant to this §7 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 7.3.     Effect of Amendment or Waiver.  Any such amendment or waiver shall apply equally to all of the holders of the Notes of the Series to which such amendment or waiver pertains and shall be binding upon them, upon each future holder of any Note of such Series and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Section 8.	Interpretation of Agreement; Definitions.

Section 8.1.     Definitions.  Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

“Acceptance” shall have the meaning given in §1.3(e) hereof.

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“Acceptance Day” shall have the meaning given in §1.3(e) hereof.

“Acceptance Window” shall mean, with respect to any interest rate quotes provided by Prudential pursuant to §1.3(d), the time period designated by Prudential as the time period during which the Company may elect to accept such interest rate quotes.  If no such time period is designated by Prudential with respect to any such interest rate quotes, then the Acceptance Window for such interest rate quotes will be 2 minutes after the time Prudential shall have provided such interest rate quotes to the Company.

“Accepted Note” shall have the meaning given in §1.3(e) hereof.

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person.

“Adjusted Leverage Ratio” shall mean, as of any date, the ratio of (a) the Total Seasonally Adjusted Debt as of such date to (b) the Total Adjusted Capitalization as of such date.

“Affiliate” shall mean (i) with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. then acts as investment advisor or portfolio manager.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Anti-Money Laundering Laws” shall have the meaning given in paragraph 18(iii) of Exhibit F.

“Applicable Interest Coverage Ratio” on any date shall mean 2.25:1.00; provided, however, that if Section 6.11 of the Credit Agreement is amended, modified, succeeded or replaced so that the Interest Coverage Ratio required under the Credit Agreement is not 2.50:1.00, and if the Company delivers to Prudential and the holders of the Notes a copy such amended, modified, succeeded or replaced Credit Agreement, certified by a Responsible Officer of the Company, then, effective upon as amendment, modification, succession or replacement, the Applicable Interest Coverage Ratio shall be the greater of (i) the Interest Coverage Ratio required under the Credit Agreement, as so amended, modified, succeeded or replaced, minus .25, or (ii) 1.75:1.00.

“Applicable Leverage Ratio” on any date shall mean .55:1.0; provided, however, that if Section 6.10 of the Credit Agreement is amended, modified, succeeded or replaced so that the Adjusted Leverage Ratio required under the Credit Agreement is not 0.50:1.0, and if the Company delivers to Prudential and the holders of the Notes a copy of such amended, modified, succeeded or replaced Credit Agreement, certified by a Responsible Officer of the Company, then, effective upon such amendment, modification, succession or replacement, the Applicable Leverage Ratio will be the lesser of (i) the Adjusted Leverage Ratio required under the Credit Agreement, as so amended, modified, succeeded or replaced, plus .05, or (ii) .60:1.0.

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“A/R Sale Obligations” shall mean the aggregate consolidated obligations of the Company and its Restricted Subsidiaries pursuant to all sales and other transfers of Sale Receivables in connection with Permitted A/R Sale Transactions.  For purposes of this definition, the amount of such obligations shall be deemed to be, as of any date, the aggregate purchase price paid to date for Sale Receivables by the purchaser thereof, net of any and all collections and recourse payments with respect to such Sale Receivables that have been received by or on behalf of such purchaser (or, if determined by the Requisite Holders, such other amount determined by the Requisite Holders based on the aggregate outstanding principal amount thereof if all Permitted A/R Sale Transactions were structured as on balance sheet financings, whether or not shown as a liability on a consolidated balance sheet of the Company and its Restricted Subsidiaries), together with any discount, interest, fees, indemnities, penalties, recourse obligations, expenses or other amounts representative of yield or interest earned on such investment or otherwise in connection therewith, to the extent that any of such items are, as of the date of determination, outstanding and unpaid.

“A/R Subsidiary” shall mean a wholly-owned Restricted Subsidiary of the Company that engages in no activities other than the purchase of accounts receivable from other Restricted Subsidiaries of the Company and from the Company and Permitted A/R Sale Transactions and any necessary related activities and owns no assets other than accounts receivable so purchased (including Sale Receivables), the proceeds of such accounts receivable, and such other assets as are required in connection with Permitted A/R Sale Transactions, and which Restricted Subsidiary shall be a Subsidiary Guarantor.

“Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential or any Prudential Affiliate, any Person designated as an “Authorized Officer” of Prudential and Prudential Affiliates in the Information Schedule or any Person designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of Prudential’s Authorized Officers or a lawyer in Prudential’s law department.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential or any Prudential Affiliate in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential or any Prudential Affiliate by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential or such Prudential Affiliate and whom the Company in good faith believes to be an Authorized Officer of Prudential or such Prudential Affiliate at the time of such action shall be binding on Prudential or such Prudential Affiliate even though such individual shall have ceased to be an Authorized Officer of Prudential or such Prudential Affiliate.

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“Available Facility Amount” shall have the meaning given in §1.3(a) hereof.

“Banks” or “the Banks” shall mean the lenders party to the Credit Agreement.

“Blocked Person” shall have the meaning given in paragraph 18(i) of Exhibit F.

“Board of Directors” shall mean: (a) with respect to a corporation, the board of directors of the corporation or such directors or committee serving a similar function; (b) with respect to a limited liability company, the board of managers of the company or such managers or committee serving a similar function; (c) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (d) with respect to any other Person, the managers, directors, trustees, board or committee of such Person or its owners serving a similar function.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in either New York City or Grand Rapids, Michigan are required or authorized to be closed and (iii) for purposes of §1.3(c) hereof only, a day on which Prudential is not open for business.

“Canadian Dollars” or “C$” shall mean the lawful currency of Canada.

“Cancellation Date” shall have the meaning given in §1.3(h)(iv) hereof.

“Cancellation Fee” shall have the meaning given in §1.3(h)(iv) hereof.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Lease” shall mean any lease the obligation for rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

“Change of Control” shall mean (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of Voting Stock of the Company; (ii) any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company; (iii) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors of the Company; or (iv) the occurrence of any “Change of Control” or similar term as defined in the Credit Agreement or in any agreement or instrument relating to the Credit Agreement.

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“Change of Control Delayed Prepayment Date” shall have the meaning set forth in §2.3(b).

“Change of Control Prepayment Date” shall have the meaning set forth in §2.3(a).

“Closing Date” shall mean, with respect to the Series A Notes and the Series B Notes, the Series A/B Closing Date and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Date” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to §1.3(g), the Closing Date for such Accepted Note, for all purposes of this Agreement except references to “original Closing Date” in §1.3(h)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its role as Collateral Agent under the Intercreditor Agreement, or any successor Collateral Agent thereunder.

“Company” shall mean Universal Forest Products, Inc., a Michigan corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Universal Forest Products, Inc.

“Company Notice” shall have the meaning set forth in §2.3(a).

“Company Section 2.4 Notice” shall have the meaning set forth in §2.4.

“Confirmation of Acceptance” shall have the meaning given in §1.3(e).

“Confirmation of Guaranty Agreement” shall have the meaning set forth in §4.1(b)(2).

“Continuing Directors” shall mean as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Controlled Entity” shall mean any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Credit Agreement” shall mean the Credit Agreement dated as of November 14, 2011, as the same may be amended, supplemented, replaced, renewed, or otherwise modified from time to time, by and among the Company, the Foreign Subsidiary Borrower Party thereto, lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.

“Default” shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Delayed Delivery Fee” shall have the meaning given in §1.3(h)(iii) hereof.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

“Dollar Equivalent” shall mean, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any currency other than Dollars, the equivalent in Dollars of such amount, determined pursuant to §8.2, using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EBITA” shall mean, for any period, Net Income for such period plus all amounts deducted in determining such Net Income on account of (a) Total Interest Expense, and (b) income taxes, all as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“EBITDA” shall mean, for any period, EBITA for such period plus all amounts deducted in determining such EBITA on account of depreciation or amortization, all as determined for the Company and its Restricted Subsidiaries or for the Company and its Subsidiaries, as the context may require, on a consolidated basis in accordance with GAAP, provided that all references in EBITA and all defined terms used therein to “the Company and its Restricted Subsidiaries” shall be deemed references to “the Company and its Subsidiaries” when determining EBITDA for the Company and its Subsidiaries.

“Environmental Law” shall mean any federal, state or local statute, law, regulation, order, consent decree or permit relating to the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the disposal, treatment, storage or management of hazardous waste or Hazardous Substances, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation of any thereof, including without limitation the following:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and the Small Business Liability Relief and Brownfields Revitalization Act of 2002, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances, and all rules and regulations promulgated thereunder.

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“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (c) exposure to any Hazardous Substance, (d) the release or threatened release of any Hazardous Substance into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA shall be construed to also refer to any successor sections.

“ERISA Affiliate” shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the “minimum funding standard” (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or is in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

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“Event of Default” shall have the meaning set forth in §6.1.

“Exchange Rate” shall mean on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such currency may be exchanged into Dollars at the time of determination on such day on the Reuters Currency pages, if available, for such currency.  In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Requisite Holders and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of JPMorgan Chase Bank, N.A. in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as JPMorgan Chase Bank, N.A. shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Requisite Holders may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Subsidiary Guarantors” shall have the meaning set forth in §1.4.

“Facility” shall have the meaning given in §1.3(a) hereof.

“Fiscal Quarter” shall mean each fiscal quarter of the Company ending on a Saturday occurring near the end of each March, June, September and December, as determined by the Company in a manner consistent with its prior practice.

“Fiscal Year” shall mean each fiscal year of the Company ending on a Saturday occurring near the end of each December, as determined by the Company in a manner consistent with its prior practice.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of the Subsidiaries primarily for the benefit of employees of the Company or any Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.

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“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State or territory thereof or the District of Columbia.

“GAAP” shall mean United States generally accepted accounting principles at the time.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranties” by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person:  (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof.  For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

“Hazardous Substance” shall mean chromium, chromated copper arsenate, or any other hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is:  (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. §1317) as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), as amended; (d) defined or regulated as an ambient or hazardous air pollutant pursuant to the Clean Air Act (42 U.S.C. §7401 et seq.), as amended; or (e) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

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“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“Hostile Acquisition” shall mean (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or similar obligations, (b) all obligations of such Person evidenced by bonds, debentures, acceptances, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), provided that earnout payments will be included in Indebtedness only to the extent required to be shown as a balance sheet liability under GAAP, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness, if such Indebtedness has not been assumed and is non-recourse to such Person, will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, (g) all Guaranties by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Off-Balance Sheet Liabilities of such Person, (l) all Swap Agreement Obligations, and (m) all obligations under any Disqualified Stock of such Person; provided, however, that, “Indebtedness” shall not include any obligations resulting from the endorsement of negotiable instruments in the ordinary course of business, any obligations under performance, bid, appeal, stay, customs and surety bonds, performance and completion guarantees, bank guarantees and bankers’ acceptances required in the ordinary course of business or in connection with the enforcement of claims of the Company or any of its Subsidiaries or in connection with judgments that do not result in a Default, any contingent obligations incurred in the ordinary course of business with respect to obligations not constituting Indebtedness or any obligations under Swap Agreements entered into for purposes of hedging foreign currency exchange exposure and not for speculative purposes.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Initial Purchasers” shall have the meaning given in the address block of this Agreement.

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“Institutional Holder” shall mean any of the following Persons:  (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of “qualified institutional buyer” as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

“Intercreditor Agreement” shall have the meaning set forth in §1.4.

“Interest Coverage Ratio” shall mean, as of the last day of any Fiscal Quarter of the Company, the ratio of (a) EBITA to (b) Total Interest Expense, in each case as calculated for the four consecutive Fiscal Quarters then ending, all as determined in accordance with GAAP.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property.  For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

“Make-Whole Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.  The Make-Whole Amount shall in no event be less than zero.  For purposes of any determination of the Make-Whole Amount:

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to §2.2 or is declared to be or otherwise becomes due and payable pursuant to §6.3, as the context requires.

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“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

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“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to §2.2 or is declared to be or otherwise becomes due and payable pursuant to §6.3, as the context requires.

“Material” shall mean material in relation to the property, business, operations, financial condition, liabilities, prospects or capitalization of the Company and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” shall mean (i) a material adverse effect on the property, business, operations, financial condition, liabilities, prospects or capitalization of the Company and its Restricted Subsidiaries taken as a whole or (ii) a material adverse effect on the ability of the Company or any Subsidiary Guarantor to perform its obligations under this Agreement, the Notes or any other Transaction Document to which it is a party.

“Material Indebtedness” means (a) the Indebtedness under the Credit Agreement and (b) any other Indebtedness (other than the Indebtedness under the Notes) of any one or more of the Company and its Restricted Subsidiaries, in an aggregate principal amount exceeding the Dollar Equivalent of $5,000,000 (or $15,000,000 in the case of clause (g)(ii) of §6.1).  For purposes of determining Material Indebtedness, the Indebtedness of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Multiemployer Plan” shall have the same meaning as in ERISA.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” shall mean, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided that in determining Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Restricted Subsidiary of the Company) in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period, (b) the loss of any Person (other than a Restricted Subsidiary of the Company) in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent such loss is funded by the Company or any of its Restricted Subsidiaries during such period, (c) the income of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries, (d) the proceeds of any insurance policy, other than proceeds of business interruption insurance to the extent included in net income under GAAP and not excluded by any other exclusion under this definition of Net Income, (e) gains or non-cash losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Restricted Subsidiaries and any other income of the Company and its Restricted Subsidiaries which is not from their continuing operations, and related tax effects in accordance with GAAP, (f) any other extraordinary or non-recurring gains or non-cash losses of the Company or its Restricted Subsidiaries, and related tax effects in accordance with GAAP, (g) the income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (h) any one-time non-cash charges related to ASC 805 (formerly SFAS 141 and 141(R)) or ASC 350 (formerly SFAS 142) or to any acquisition or disposition of assets, (i) all amounts booked as expenses relating to Permitted A/R Sale Transactions, (j) non-cash stock-based compensation expenses, (k) non-cash charges related to asset impairments, (l) amortization of intangible assets, and (m) severance and early retirement costs in an aggregate amount not to exceed $5,000,000 in any four consecutive Fiscal Quarters.

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“Net Worth – Restricted Subsidiaries” shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and the Restricted Subsidiaries and the amount of any foreign currency translation adjustment account shown as a capital account of the Company and its Restricted Subsidiaries, less the amount of any investment in Unrestricted Subsidiaries, all on a consolidated basis in accordance with GAAP.

“Noteholder Notice” shall have the meaning set forth in §2.3(a).

“Noteholder Section 2.4 Notice” shall have the meaning set forth in §2.4.

“Notes” shall have the meaning set forth in §1.1(a).

“OFAC” shall have the meaning given in paragraph 18(i) of Exhibit F.

“OFAC Listed Person” shall have the meaning given in paragraph 18(i) of Exhibit F.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcemtn/ofac/programs/.

“Off-Balance Sheet Liability” of a Person shall mean (a) any obligation under a sale and leaseback transaction which is not a Capital Lease Obligation, (b) any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (c) the amount of obligations outstanding under the legal documents entered into as part of any asset securitization, factoring or similar transaction on any date of determination that would be characterized as principal if such asset securitization, factoring or similar transaction were structured as a secured lending transaction rather than as a purchase or (d) any other transaction (excluding operating leases for purposes of this clause (d)) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, including without limitation Permitted A/R Sale Transactions; in all of the foregoing cases, notwithstanding anything herein to the contrary, the outstanding amount of any Off-Balance Sheet Liability shall be calculated based on the aggregate outstanding amount of obligations outstanding under the legal documents entered into as part of any such transaction on any date of determination that would be characterized as principal if such transaction were structured as a secured lending transaction, whether or not shown as a liability on a consolidated balance sheet of such Person, in a manner reasonably satisfactory to the Requisite Holders.

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“Overdue Rate” shall mean, with respect to any Note, the lesser of (a) the maximum interest rate permitted by law and (b) the greater of (i) the rate of interest stated in such Note plus 2% per annum or (ii) the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate plus 2% per annum.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted A/R Sale Transaction” shall mean any transaction, or series of transactions, under which Sale Receivables owned by the A/R Subsidiary are sold or transferred to a third-party purchaser in exchange for consideration, in cash or its equivalent, in an amount equal to the fair market value thereof, and under which the A/R Subsidiary, the Company and/or another Restricted Subsidiary shall continue to service the Sale Receivables as agent or sub-agent on behalf of the purchaser thereof.

“Permitted Encumbrances” shall mean:

(a)      Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with §5.3;

(b)      carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with §5.3;

(c)      pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)      deposits to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety, customs and appeal bonds (provided that such deposits do not exceed $10,000,000 for any appeal), performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)       judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of §6.1; and

(f)       easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

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provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” shall mean:

(a)      cash in Dollars or Canadian Dollars;

(b)      direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c)      investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest or second highest credit rating obtainable from S&P or from Moody’s;

(d)      investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)      fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(f)       in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (c) through (e) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

(g)      money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, and (ii) are rated AAA by S&P or Aaa by Moody’s;

(h)      marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

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(i)        repurchase obligations with a term of not more than 180 days underlying securities of the types described in clause (b) above entered into with any bank meeting the qualifications specified in clause (d) above;

(j)        “money market” preferred stock maturing within six months after issuance thereof or municipal bonds in each case issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency;

(k)      tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency; and

(l)        shares of any money market mutual fund rated as least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (b) through (h) above.

“Person” shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

Plan” shall mean a “pension plan” (other than a Multiemployer Plan) as such term is defined in ERISA subject to the provisions of Title IV of ERISA and in respect of which the Company or any ERISA Affiliate is an “employer,” as defined in Section 3(5) of ERISA.

“Priority Debt” shall mean, at any time, the sum, without duplication, of (a) the aggregate principal amount of Indebtedness secured by Liens (excluding Liens permitted under subsections (a), (b), (c), (d), (e), (f) and (g) of §5.7), and (b) Indebtedness of Restricted Subsidiaries (except a Restricted Subsidiary that is a Subsidiary Guarantor so long as the Intercreditor Agreement is applicable to the Guaranty by such Subsidiary Guarantor of any Subject Obligations), other than Indebtedness of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor.

“Prudential” shall have the meaning given in the address block of this Agreement.

“Prudential Affiliate” shall mean any Affiliate of Prudential.

“Purchasers” shall mean, with respect to the Series A Notes and the Series B Notes, the Initial Purchasers and, with respect to any Accepted Notes, the Prudential Affiliate(s) which are purchasing such Accepted Notes.

“Reportable Event” shall have the same meaning as in ERISA.

“Request for Purchase” shall have the meaning given in §1.3(c) hereof.

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“Requisite Holders” shall mean the holders of at least a majority in aggregate principal amount of the outstanding Notes or, if such term is expressly used with respect to a Series of Notes, of such Series of Notes.

“Rescheduled Closing Day” shall have the meaning given in §1.3(g) hereof.

“Responsible Officer” shall mean the Chief Executive Officer, the Chief Financial Officer or the President of the Company.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Restricted Subsidiaries” shall mean all Subsidiaries of the Company other than Unrestricted Subsidiaries.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale Receivables” shall mean, collectively (a) accounts receivable that have been originated by the Company or a Restricted Subsidiary and transferred to the A/R Subsidiary for sale pursuant to a Permitted A/R Sale Transaction; (b) all proceeds of such accounts receivable; and (c) any and all instruments, contract rights, chattel paper, or other general intangibles relating to or arising out of such accounts receivable.

“Section 5.14(e) Sale” shall have the meaning given in §2.4.

“Section 5.14(e) Sale Prepayment Date” shall have the meaning given in §2.4.

“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Senior Indebtedness” shall mean all unsecured Indebtedness for borrowed money of the Company which is not expressed to be subordinate or junior in rank to any other Indebtedness for borrowed money of the Company.

“Series” shall have the meaning given in §1.1(a) hereof.

“Series A/B Closing Date” shall have the meaning given in §1.2 hereof.

“Series A Note(s)” shall have the meaning given in §1.1(a) hereof.

“Shelf Notes” shall have the meaning given in §1.1(a) hereof.

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“Significant Subsidiary” shall mean any one or more Restricted Subsidiaries which, if considered as a single Restricted Subsidiary, would own 15% or more of the Total Tangible Assets - Restricted Subsidiaries or account for 15% or more of the consolidated EBITDA (based on the most recent four consecutive Fiscal Quarters) of the Company and its Restricted Subsidiaries.

“Stock Pledge Agreement” shall have the meaning set forth in §5.21.

“Structuring Fee” shall have the meaning given in §1.3(h)(i) hereof.

“Subject Obligations” is defined in the Intercreditor Agreement.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless the context otherwise requires, “Subsidiary” shall mean a Subsidiary of the Company.

“Subsidiary Bank Guaranty” shall mean any Guaranty of any Subsidiary of the Company with respect to the payment of sums due and owing under the Credit Agreement, or any replacement, renewal or modification thereof.

“Subsidiary Guarantor” shall mean a Subsidiary that Guaranties the payment of the Notes and all other obligations of the Company under this Agreement.

“Subsidiary Note Guaranty” shall mean any the 2012 Subsidiary Note Guaranty or any Guaranty of any Subsidiary of the Company with respect to the payment of the Notes and all other sums due and owing by the Company under this Agreement substantially in the form of the 2012 Subsidiary Note Guaranty.

“Swap Agreement” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company or any of its Restricted Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Total Adjusted Capitalization” shall mean, as of any date, the sum of Net Worth – Restricted Subsidiaries and Total Seasonally Adjusted Debt as of such date.

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“Total Assets - All Subsidiaries” shall mean, as of the date of determination, the total of all assets which would in accordance with GAAP be included on a consolidated balance sheet of the Company and its Subsidiaries as of such date.

“Total Assets - Restricted Subsidiaries” shall mean, as of the date of determination, the total of all assets which would in accordance with GAAP be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date.

“Total Debt” shall mean, as of any date, without duplication, all of the following for the Company and its Restricted Subsidiaries on a consolidated basis: (a) all Indebtedness for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, acceptances, Capital Lease Obligations or otherwise, (b) all liabilities secured by any Lien existing on property owned or acquired by the Company or any Restricted Subsidiary subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all reimbursement obligations under outstanding letters of credit (to the extent an underlying obligation is not accrued or included in Indebtedness), bankers’ acceptances or similar instruments in respect of drafts which (i) may be presented or (ii) have been presented and have not yet been paid and are not included in clause (a) above; but not including reimbursement obligations relating to undrawn letters of credit in support of any workers’ compensation or self-insurance plan; (d) all Off-Balance Sheet Liabilities, other than pursuant to Permitted A/R Sale Transactions; and (e) all Guaranties (other than guarantees issued by the Company in favor of Restricted Subsidiaries to support routine trade accounts payable and operating lease obligations and excluding guaranties by Subsidiary Guarantors of the Indebtedness under the Credit Agreement) relating to indebtedness, obligations or liabilities of any Person of the type described in the foregoing clauses (a), (b), (c) and (d).

“Total Interest Expense” shall mean, for any period, total interest and related expense (including, without limitation, that portion of any Capital Lease Obligation attributable to interest expense in conformity with GAAP, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, all commissions, discounts, yield and other fees and charges incurred in connection with Permitted A/R Sale Transactions, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense) paid, payable or accrued during such period, without duplication for any other period, with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, all as determined for the Company and its Restricted Subsidiaries on a consolidated basis for such period in accordance with GAAP.

“Total Seasonally Adjusted Debt” shall mean, as of the end of any Fiscal Quarter of the Company, the following appropriate amount for such Fiscal Quarter end:  (a) for any Fiscal Quarter ending in March or June, 85% of Total Debt as of the end of such Fiscal Quarter, and (b) for any Fiscal Quarter ending in September or December, 115% of Total Debt as of the end of such Fiscal Quarter.

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“Total Tangible Assets - All Subsidiaries” shall mean, as of the date of determination, Total Assets - All Subsidiaries, less, to the extent included in Total Assets - All Subsidiaries, the sum of: (a) any surplus resulting from any write-up of assets subsequent to the date of this Agreement, (b) goodwill, (c) patents, trademarks, trade names and copyrights, and (d) any other amount in respect of an intangible which should be classified as an asset on such balance sheet in accordance with GAAP.

“Total Tangible Assets - Restricted Subsidiaries” shall mean, as of the date of determination, Total Assets - Restricted Subsidiaries, less, to the extent included in Total Assets - Restricted Subsidiaries, the sum of: (a) any surplus resulting from any write-up of assets subsequent to the date of this Agreement, (b) goodwill, (c) patents, trademarks, trade names and copyrights, and (d) any other amount in respect of an intangible which should be classified as an asset on such balance sheet in accordance with GAAP.

“Transaction Documents” shall mean this Agreement, each Subsidiary Note Guaranty, the Intercreditor Agreement, any Stock Pledge Agreement and all other instruments, agreements or documents executed in connection herewith at any time.

“2012 Subsidiary Note Guaranty” shall have the meaning set forth in §1.4.

“Unrestricted Subsidiary” shall mean any Subsidiary designated by the Company as an Unrestricted Subsidiary in accordance with §5.22.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Stock” shall mean Equity Interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“Wholly-owned” when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors’ qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

53

Section 8.2.      Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement; provided that, if the Company notifies Prudential and the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Prudential or the Requisite Holders notifies the Company that Prudential or the Requisite Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  For purposes of calculating the Adjusted Leverage Ratio and the Interest Coverage Ratio, any Acquisition or any sale or other disposition outside the ordinary course of business by the Company or any of the Subsidiaries of any asset or group of related assets in one or a series of related transactions, the net proceeds from which exceed $1,000,000, including the incurrence of any Indebtedness and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such ratios are calculated shall be deemed to have occurred on the first day of the relevant period for which such ratios were calculated on a pro forma basis acceptable to the Requisite Holders.  Notwithstanding the foregoing or any other provision of this Agreement providing for any amount to be determined in accordance with generally accepted accounting principles, for purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness (other than of the type described in clause (l) of the definition thereof) using fair value (as permitted by Accounting Standards Codification 825-10-25, formerly known as Statement of Financial Accounting Standards No. 159, or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.  For purposes of any determination under §5, all amounts incurred, outstanding or proposed to be incurred or outstanding, and the amount of each investment, asset disposition or other applicable transaction, denominated in currencies other than Dollars shall be translated into Dollars at the Exchange Rates in effect on the date of such determination; provided that no Default shall arise as a result of any limitation set forth in Dollars in §5.6 or §5.7 being exceeded solely as a result of changes in Exchange Rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections.  Such Exchange Rates shall be determined in good faith by the Company.

Section 8.3.      Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

Section 9.	Miscellaneous.

Section 9.1.     Registered Notes.  The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.

At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

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The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement.  Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

Section 9.2.     Exchange of Notes.  At any time and from time to time, upon not less than ten days’ notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to §9.1, this §9.2 or §9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note of the same series and tranche, if any, for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange.  The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

Section 9.3.     Loss, Theft, Etc. of Notes.  Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.  If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

Section 9.4.      Expenses, Stamp Tax Indemnity.  Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the out-of-pocket expenses of Prudential and the Purchasers in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the charges and disbursements of Schiff Hardin LLP, special counsel to Prudential and the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to the Purchaser at their home offices or at such other place as any Purchaser may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes.  Without limiting §4.1(h), the Company agrees to pay, within fifteen Business Days of receipt thereof, supplemental statements of Schiff Hardin LLP for disbursements unposted or not incurred as of a Closing Date.  The Company further agrees that it will pay and save Prudential and each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding.  The Company agrees to protect and indemnify Prudential and each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.  Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement number for each Series of the Notes and authorizes the submission of such information as may be required by Standard & Poor’s CUSIP Service Bureau for the purpose of obtaining such number.

55

Section 9.5.     Powers and Rights Not Waived; Remedies Cumulative.  No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

Section 9.6.     Notices.  All communications provided for hereunder shall be in writing and, if to Prudential and any Purchaser, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to Prudential or such Purchaser at its address appearing on the Purchaser Schedule to this Agreement or any Confirmation of Acceptance or such other address as Prudential or any Purchaser or the subsequent holder of any Note initially issued to any Purchaser may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 2801 East Beltline, N.E., Grand Rapids, Michigan  49525, Attention:  Michael R. Cole, or to such other address as the Company may in writing designate to Prudential and the Purchasers or to a subsequent holder of the Note initially issued to any Purchaser; provided, however, that a notice to Prudential or any Purchaser by overnight air courier shall only be effective if delivered to Prudential or such Purchaser at a street address designated for such purpose in the Purchaser Schedule to this Agreement or any Confirmation of Acceptance, and a notice to Prudential or any Purchaser by facsimile communication shall only be effective if made by confirmed transmission to Prudential or such Purchaser at a telephone number designated for such purpose in Purchaser Schedule to this Agreement or any Confirmation of Acceptance, or, in either case, as Prudential or any Purchaser or a subsequent holder of any Note initially issued to any Purchaser may designate to the Company in writing.  Any communication pursuant to §1.3 shall be made by the method specified for such communication in §1.3, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile transmission communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the facsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

56

Section 9.7.     Environmental Indemnity and Covenant Not to Sue.  (a)  The Company agrees to indemnify and hold harmless from time to time Prudential, the Purchasers and each other holder of the Notes, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel and employees of each of the foregoing Persons (the “Indemnified Parties”) from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Indemnified Party may become subject (1) under any Environmental Law applicable to the Company or any of its Subsidiaries or any of their respective properties, (2) as a result of the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any property owned or operated by the Company or any Subsidiary, (3) as a result of the breach of or non-compliance by the Company or any of its Subsidiaries with any Environmental Law applicable to the Company or any of its Subsidiaries, (4) as a result of any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, and (5) as a result of any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto, or in any other way relating to or arising out of this Agreement, the Notes, or any other Transaction Document or any action taken or omitted by it under this Agreement, the Notes, or any other Transaction Document, except to the extent the acts or omissions of such Indemnified Party, its successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, claim, cost recovery action or lawsuit.  The provisions of this §9.7(a) shall survive termination of this Agreement by payment in full of all of the Notes issued hereunder and shall survive the transfer of any Note or Notes issued hereunder.

(b)     Without limiting the provisions of §9.7(a), the Company and its successors and assigns hereby waive, release and covenant not to bring against any of the Indemnified Parties any demand, claim, cost recovery action or lawsuit they may now or hereafter have or accrue arising from (1) any Environmental Law now or hereafter enacted (including those applicable to the Company or any of its Subsidiaries), (2) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the properties owned or operated by the Company or any of its Subsidiaries, or (3) the breach of or non-compliance by the Company with any Environmental Law or environmental covenant applicable to the Company or any of its Subsidiaries, except to the extent the acts or omissions of such Indemnified Party, its successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, claim, cost recovery action or lawsuit.

The foregoing provisions of this §9.7 shall not restrict the Company’s ability to enforce its right to recover damages pursuant to any policy of insurance providing coverage for environmental matters underwritten by any holder of Notes in its capacity as an insurance company.

Section 9.8.     Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Prudential and the Purchasers and to the benefit of the successors and assigns of Prudential and the Purchasers, including each successive holder or holders of any Notes.

57

Section 9.9.     Survival of Covenants and Representations; Entire Agreement.  All covenants, representations and warranties made by the Company herein (including any Request for Purchase or Confirmation of Acceptance) and in any certificates delivered pursuant hereto, whether or not in connection with a Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.  This Agreement, the Notes, the other Transaction Documents and, with respect to the Series A Notes and the Series B Notes, the provisions of the Commitment Letter, dated June 1, 2012, between the Company and Prudential, regarding the possible payment of a Delayed Delivery Fee or a Cancellation Fee as described therein, embody the entire agreement and understanding among Prudential, the Purchasers and the Company with respect to the subject matter hereof and supersede all agreements and understandings relating to such subject matter prior to the date of this Agreement except for such provisions in such Commitment Letter.  For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 9.10.  Severability; Construction.  Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

Section 9.11.   Governing Law.  This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law (excluding any conflicts of law rules which would otherwise cause this agreement to be construed or enforced in accordance with, or the rights of the parties to be governed by, the laws of any other jurisdiction), including all matters of construction, validity and performance.

Section 9.12.   Submission to Jurisdiction.  The Company hereby expressly waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement or the Notes which it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile.  The Company agrees that any legal action or proceeding with respect to this Agreement or any Note, or any instrument, agreement or document mentioned or contemplated herein, or to enforce any judgment obtained against the Company in any such legal action or proceeding against it or any of its properties or revenues, may be brought by the holder of any Note in the courts of the County of Cook, State of Illinois or of the United States of America located in Chicago, Illinois, as the holder of any Note may elect, and by execution and delivery of this Agreement, the Company irrevocably submits to each such jurisdiction for such purpose only.

In addition, the Company hereby irrevocably and unconditionally waives, to the extent not prohibited by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Notes brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees, to the extent not prohibited by applicable law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in this §9.12 by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in §9.6 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 9.13.   Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 9.14.   Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.15.   Transaction References.  The Company agrees that Prudential and Prudential Capital Group may (a) refer to its role in establishing the Facility, as well as the identity of the Company, the Series A Notes, the Series B Notes and the maximum aggregate principal amount of the Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

[balance of page intentionally left blank]

59

When this Agreement is executed and delivered by the Company, Prudential and the Initial Purchasers, it shall become a binding agreement between the Company, on one hand, and Prudential and each Initial Purchaser, on the other hand.  This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

Universal Forest Products, Inc.

By:
Chief Financial Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

Prudential Investment Management, Inc.

By:
Vice President

The Prudential Insurance Company of America

By:
Vice President

[Signature page to Note Purchase and Private Shelf Agreement]

The Prudential Life Insurance Company, LTD.
The Gibraltar Life Insurance Co., LTD.

By:	Prudential Investment Management (Japan),
Inc. (as Investment Manager)

By:	Prudential Investment Management, Inc.
(as Sub-Adviser)

By:
Vice President

Prudential Arizona Reinsurance Captive Company
Prudential Annuities Life Assurance Corporation

By:	Prudential Investment Management, Inc.,
(as Investment Manager)

By:
Vice President

[Signature page to Note Purchase and Private Shelf Agreement]

PURCHASER SCHEDULE

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
(1)
All payments to Prudential shall be made by wire transfer of immediately available funds for credit to:
JPMorgan Chase Bank
New York, New York
ABA No.: 021-000-021
Account No.:  304232491
Account Name:  PIM Inc. – PCG

(2)
Address for all notices relating to payments:
Prudential Investment Management, Inc.
c/o The Prudential Insurance Company of America
Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077
Attention:  Manager

(3)
Address for all other communications and notices:
Prudential Investment Management, Inc.
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois  60601
Attention:  Managing Director

(4)	Recipient of telephonic prepayment notices: Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (800) 224-2278

(5)	Tax Identification No.: 22-2540245

Purchaser Schedule
(to Note Agreement)

		Aggregate Principal Amount of Series A Notes to be Purchased	Series A Notes Note Denomination

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$10,000,000.00	$10,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.:  021-000-021
Account No.:  900-9000-168
Account Name:  North American Insurance
FFC:  P86188 (please do not include spaces)
FFC Account Name: Prudential Managed Portfolio

Each such wire transfer shall set forth the name of the Company, a reference to "3.89% Series A Senior Notes due December 17, 2022 Security No. INV10034, PPN 913543 C*3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, CORPORATE FINANCE

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

Purchaser Schedule
(to Note Agreement)

2

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Scott B. Barnett Telephone: (312) 540-5428

(6)	Tax Identification No.: 22-1211670

Purchaser Schedule
(to Note Agreement)

3

		Aggregate Principal Amount of Series A Notes to be Purchased	Series A Notes Note Denomination

	THE GIBRALTAR LIFE INSURANCE CO., LTD.	$17,000,000.00	$17,000,000.00

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: 900-9000-168 Account Name: North American Insurance FCC: P86246 (please do not include spaces) FCC Account Name: GIBPRVJAFS1

Each such wire transfer shall set forth the name of the Company, a reference to "3.89% Series A Senior Notes due December 17, 2022 Security No. INV10034, PPN 913543 C*3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No. 021-000-021 Account No. 304199036 Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to "3.89% Series A Senior Notes due December 17, 2022, Security No. INV10034, PPN 913543 C*3" and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

The Gibraltar Life Insurance Co., Ltd. 2-13-10, Nagata-cho Chiyoda-ku, Tokyo 100-8953, Japan

Telephone: 81-3-5501-6680 Facsimile: 81-3-5501-6432 E-mail: mizuho.matsumoto@gib-life.co.jp

Attention: Mizuho Matsumoto, Team Leader of Investment Administration Team

Purchaser Schedule
(to Note Agreement)

4

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, CORPORATE FINANCE

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Scott B. Barnett Telephone: (312) 540-5428

(6)	Tax Identification No.: 98-0408643

Purchaser Schedule
(to Note Agreement)

5

		Aggregate Principal Amount of Series A Notes to be Purchased	Series A Notes Note Denomination

	PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY	$5,000,000.00	$5,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: 900-9000-168 Account Name: North American Insurance FCC: P30794 (please do not include spaces) FCC Account Name: PARCCPLAZTrust1

Each such wire transfer shall set forth the name of the Company, a reference to "3.89% Series A Senior Notes due December 17, 2022 Security No. INV10034, PPN 913543 C*3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Arizona Reinsurance Captive Company c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Prudential Arizona Reinsurance Captive Company c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, CORPORATE FINANCE

Purchaser Schedule
(to Note Agreement)

6

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Scott B. Barnett Telephone: (312) 540-5428

(6)	Tax Identification No.: 33-1095301

Purchaser Schedule
(to Note Agreement)

7

		Aggregate Principal Amount of Series A Notes to be Purchased	Series A Notes Note Denomination

	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION	$3,000,000.00	$3,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York
New York, NY
ABA No.:  021-000-021
Account No.:  900-9000-168
Account Name:  North American Insurance
FCC:  P01309 (please do not include spaces)
FCC Account Name:  Prudential Annuities Life Assurance Corporation

Each such wire transfer shall set forth the name of the Company, a reference to "3.89% Series A Senior Notes due December 17, 2022 Security No. INV10034, PPN 913543 C*3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Annuities Life Assurance Corporation c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Prudential Annuities Life Assurance Corporation c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, CORPORATE FINANCE

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

Purchaser Schedule
(to Note Agreement)

8

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Scott B. Barnett Telephone: (312) 540-5428

(6)	Tax Identification No.: 06-1241288

Purchaser Schedule
(to Note Agreement)

9

		Aggregate Principal Amount of Series B Notes to be Purchased	Series B Notes Note Denomination

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$22,000,000.00	$22,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.:  021-000-021
Account No.:  900-9000-168
Account Name:  North American Insurance
FFC:  P86188 (please do not include spaces)
FFC Account Name: Prudential Managed Portfolio

Each such wire transfer shall set forth the name of the Company, a reference to "3.98% Series B Senior Notes due December 17, 2024 Security No. INV10034, PPN 913543 C@1" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, CORPORATE FINANCE

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

Purchaser Schedule
(to Note Agreement)

10

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Scott B. Barnett Telephone: (312) 540-5428

(6)	Tax Identification No.: 22-1211670

Purchaser Schedule
(to Note Agreement)

11

		Aggregate Principal Amount of Series B Notes to be Purchased	Series B Notes Note Denomination

	THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.	$18,000,000.00	$18,000,000.00

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.:  021-000-021
Account No.:  900-9000-168
Account Name:  North American Insurance
FFC:  P86291 (please do not include spaces)
FFC Account Name: The Prudential Life Insurance Company, Ltd.

Each such wire transfer shall set forth the name of the Company, a reference to "3.98% Series B Senior Notes due December 17, 2024 Security No. INV10034, PPN 913543 C@1" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No. 021-000-021 Account No. 304199036 Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to "3.98% Series B Senior Notes due December 17, 2024, Security No. INV10034, PPN 913543 C@1" and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

The Prudential Life Insurance Company, Ltd. 2-13-10, Nagatacho Chiyoda-ku, Tokyo 100-0014, Japan

Telephone: 81-3-5501-5190 Facsimile: 81-03-5501-5037 E-mail: osamu.egi@prudential.com

Attention: Osamu Egi, Team Leader of Financial Reporting Team

Purchaser Schedule
(to Note Agreement)

12

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, CORPORATE FINANCE

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Scott B. Barnett Telephone: (312) 540-5428

(6)	Tax Identification No.: 98-0433392

Purchaser Schedule
(to Note Agreement)

13

INFORMATION SCHEDULE

Authorized Officers for Prudential and Prudential Affiliates

P. Scott von Fischer Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601	Marie L. Fioramonti Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601

Telephone: (312) 540-4225 Facsimile: (312) 540-4222	Telephone: (312) 540-4233 Facsimile: (312) 540-4222

Paul G. Price Managing Director Central Credit Prudential Capital Group Four Gateway Center 100 Mulberry Street Newark, New Jersey 07102	William S. Engelking Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601

Telephone: (973) 802-9819 Facsimile: (973) 802-2333	Telephone: (312) 540-4214 Facsimile: (312) 540-4222

Peter Pricco Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601	G. Anthony Coletta Senior Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601

Telephone: (312) 540-4217 Facsimile: (312) 540-4222	Telephone: (312) 540-4226 Facsimile: (312) 540-4222

Tan Vu Senior Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601	James J. McCrane Vice President Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062

Telephone: (312) 540-5437 Facsimile: (312) 540-4222	Telephone: (973) 802-4222 Facsimile: (973) 624-6432

Information Schedule
(to Note Agreement)

Charles J. Senner Director Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062	Dianna D. Carr Senior Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601

Telephone: (973) 802-6660 Facsimile: (973) 624-6432	Telephone: (312) 540-4224 Facsimile: (312) 540-4222

David S. Quackenbush Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601	Joshua Shipley Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601

Telephone: (312) 540-4222 Facsimile: (312) 540-4245	Telephone: (312) 540-4220 Facsimile: (312) 540-4245

Authorized Officers for the Company

Matthew J. Missad Chief Executive Officer Universal Forest Products, Inc. 2801 East Beltline NE Grand Rapids, Michigan 49525	Michael R. Cole Chief Financial Officer Universal Forest Products, Inc. 2801 East Beltline NE Grand Rapids, Michigan 49525

Telephone: (616) 365-1530 Facsimile: (616) 364-6919	Telephone: (616) 365-1540 Facsimile: (616) 361-7534

Information Schedule
(to Note Agreement)

2

EXHIBIT A-1

[FORM OF SERIES A NOTE]

Universal Forest Products, Inc.

3.89% Series A Senior Note
Due December 17, 2022

PPN ____________

No.

[Date]

$

Universal Forest Products, Inc., a Michigan corporation (the “Company”), for value received, hereby promises to pay to ________________________, or registered assigns, on the 17th day of December, 2022, the principal amount of ____________________ DOLLARS ($               ) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 3.89% per annum from the date hereof until maturity, payable semiannually on the 17th day of June and December in each year (commencing on June 17, 2013) and at maturity.  The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid.  “Overdue Rate” shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the greater of (i) 5.89% per annum or (ii) the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate plus 2% per annum.

Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.  If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.  “Business Day” means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

Exhibit A-1
(to Note Agreement)

This Note is one of the 3.89% Series A Senior Notes, due December 17, 2022, of the Company in the original aggregate principal amount of $35,000,000, which, together with the 3.98% Series B Senior Notes, due December 17, 2024, of the Company in the original aggregate principal amount of $40,000,000, and any Shelf Notes (as defined in the Note Agreement hereafter mentioned), are issued or to be issued under and pursuant to the terms and provisions of the Note Purchase and Private Shelf Agreement, dated as of December 17, 2012 (the “Note Agreement”), between the Company, on the one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand, and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein.  Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.  Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

This Note and said Note Agreement are governed by and construed in accordance with the law of Illinois (excluding any conflicts of law rules which would otherwise cause this note to be construed or enforced in accordance with the laws of any other jurisdiction), including all matters of construction, validity and performance.

Universal Forest Products, Inc.

By:
Its:

A-1-2

EXHIBIT A-2

[FORM OF SERIES B NOTE]

Universal Forest Products, Inc.

3.98% Series B Senior Note
Due December 17, 2024

PPN ____________

No.

[Date]

$

Universal Forest Products, Inc., a Michigan corporation (the “Company”), for value received, hereby promises to pay to ________________________, or registered assigns, on the 17th day of December, 2024, the principal amount of ____________________ DOLLARS ($               ) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 3.98% per annum from the date hereof until maturity, payable semiannually on the 17th day of June and December in each year (commencing on June 17, 2013) and at maturity.  The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid.  “Overdue Rate” shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the greater of (i) 5.98% per annum or (ii) the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate plus 2% per annum.

Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.  If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.  “Business Day” means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

Exhibit A-2
(to Note Agreement)

This Note is one of the 3.98% Series B Senior Notes, due December 17, 2024, of the Company in the original aggregate principal amount of $40,000,000, which, together with the 3.89% Series A Senior Notes, due December 17, 2022, of the Company in the original aggregate principal amount of $35,000,000, and any Shelf Notes (as defined in the Note Agreement hereafter mentioned), are issued or to be issued under and pursuant to the terms and provisions of the Note Purchase and Private Shelf Agreement, dated as of December 17, 2012 (the “Note Agreement”), between the Company, on the one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand, and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein.  Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.  Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

This Note and said Note Agreement are governed by and construed in accordance with the law of New York (excluding any conflicts of law rules which would otherwise cause this note to be construed or enforced in accordance with the laws of any other jurisdiction), including all matters of construction, validity and performance.

Universal Forest Products, Inc.

By:
Its:

A-2-2

EXHIBIT A-3

[FORM OF SHELF NOTE]

UNIVERSAL FOREST PRODUCTS, INC.

___% SENIOR SERIES ___ NOTE DUE _____________

No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
PPN______________

FOR VALUE RECEIVED, the undersigned, Universal Forest Products, Inc., a corporation organized and existing under the laws of the State of Michigan (herein called the “Company”), hereby promises to pay to ________________________, or registered assigns, the principal sum of ____________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year—30-day month) on the unpaid balance thereof at the Interest Rate per annum specified above from the date hereof, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof.  The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid.  “Overdue Rate” shall mean the lesser of (a) the maximum interest rate permitted by law, and (b) the greater of (ii) the Interest Rate specified above plus 2.00% per annum or (b) the rate of interest publicly announced by JPMorgan Chase Bank, National Association,  from time to time in New York City as its Prime Rate plus 2.00% per annum.

Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.  If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.  “Business Day” means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

Exhibit A-3
(to Note Agreement)

This Note is one of the ___% Series ___ Senior Notes, due ______________ of the Company in the original aggregate principal amount of $___________, which, together with the 3.89% Series A Senior Notes, due December 17, 2022, of the Company in the original aggregate principal amount of $35,000,000, the 3.98% Series B Senior Notes, due December 17, 2024, of the Company in the original aggregate principal amount of $40,000,000, and any other Shelf Notes (as defined in the Note Agreement hereafter mentioned), are issued or to be issued under and pursuant to the terms and provisions of the Note Purchase and Private Shelf Agreement, dated as of December 17, 2012 (the “Note Agreement”), between the Company, on the one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand, and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein.  Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.  Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

This Note and said Note Agreement are governed by and construed in accordance with the law of Illinois (excluding any conflicts of law rules which would otherwise cause this note to be construed or enforced in accordance with the laws of any other jurisdiction), including all matters of construction, validity and performance.

Universal Forest Products, Inc.

By:
Title:

A-3-2

EXHIBIT B

[FORM OF DISBURSEMENT DIRECTION LETTER]

[On Company Letterhead - place on one page]

[Date]

[Names and Addresses of
Initial Purchasers]

Re:	3.89% Series A Senior Notes due December 17, 2022 and 3.98% Series B Senior Notes due December 17, 2024 (collectively, the “Notes”)

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement (the “Note Agreement”), dated December 17, 2012, between Universal Forest Products, Inc., a Michigan corporation (the “Company”), Prudential Investment Management, Inc., and you.  Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

You are hereby irrevocably authorized and directed to disburse the $75,000,000 purchase price of the Notes by wire transfer of immediately available funds to JP Morgan Chase Bank, N.A., New York, NY, ABA #021000021, for credit to the account of Universal Forest Products, Inc., account no. 938760840.

Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

Very truly yours,

Universal Forest Products, Inc.

By:
Title:

Exhibit B
(to Note Agreement)

EXHIBIT C

[FORM OF REQUEST FOR PURCHASE]

UNIVERSAL FOREST PRODUCTS, INC.

REQUEST FOR PURCHASE

Reference is made to the Note Purchase and Private Shelf Agreement (as the same may have been heretofore amended, the “Agreement”), dated as of December 17, 2012, between Universal Forest Products, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to §1.3(c) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Notes covered hereby (the “Notes”) $__________1

2.	Individual specifications of the Notes:

Principal
	Final	Prepayment	Interest
Principal	Maturity	Dates and	Payment
Amount	Date	Amounts	Period2

3.	Use of proceeds of the Notes:

4.	Proposed day for the closing of the purchase and sale of the Notes:

5.	The purchase price of the Notes is to be transferred to:

Name, Address
and ABA Routing	Number of
Number of Bank	Account

6.
The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

1	Minimum principal amount of $10,000,000
2	Specify quarterly or semiannually in arrears

Exhibit C
(to Note Agreement)

7.	The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the Closing Date.

Dated:

Universal Forest Products, Inc.

By:
Authorized Officer

C-2

EXHIBIT D

[FORM OF CONFIRMATION OF ACCEPTANCE]

UNIVERSAL FOREST PRODUCTS, INC.

CONFIRMATION OF ACCEPTANCE

Reference is made to the Note Purchase and Private Shelf Agreement (as the same may have been heretofore amended, the “Agreement”), dated as of December 17, 2012, between Universal Forest Products, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in §3.2 of the Agreement, and agrees to be bound by the provisions of §1.3(e) and §1.3(g) of the Agreement relating to the purchase and sale of such Notes.

Pursuant to §1.3(e) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Accepted Notes: Aggregate principal amount $__________________
(A)	(a) Name of Purchaser:
(b) Principal amount:
(c) Final maturity date:
(d) Principal prepayment dates and amounts:
(e) Interest rate:
(f) Interest payment period:
(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a) Name of Purchaser:
(b) Principal amount:
(c) Final maturity date:
(d) Principal prepayment dates and amounts:
(e) Interest rate:
(f) Interest payment period:
(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D)	same information as above.]

II.	Closing Date:

III.	Issuance Fee:

Exhibit D
(to Note Agreement)

Dated:

Universal Forest Products, Inc.

By:
Title:

[Prudential Affiliate]

By:
Vice President

D-2

EXHIBIT E-1

[FORM OF 2012 SUBSIDIARY NOTE GUARANTY]

Guaranty Agreement

Parties
This Guaranty Agreement, dated as of December 17, 2012 (this “Guaranty”), is made by Aljoma Lumber, Inc., a Florida corporation, Caliper Building Systems, LLC, a Michigan limited liability company, CA Truss, Inc., a Michigan corporation, Eovations, LLC, a Michigan limited liability company, Great Lakes Framing, LLC, a Michigan limited liability company, International Wood Industries, Inc., a California corporation, Maine Ornamental, LLC, a Michigan limited liability company, Mid Atlantic Framing, LLC, a Michigan limited liability company, PR Distribution, LLC, a Puerto Rican limited liability company, Shawnlee Construction LLC, a Michigan limited liability company, Shepardville Construction, LLC, a Michigan limited liability company, Tresstar, LLC, a Michigan limited liability company, UFP Atlantic Division, LLC, a Michigan limited liability company, UFP Belchertown, LLC, a Michigan limited liability company, UFP Berlin, LLC, a Michigan limited liability company, UFP Burleson, LLC, a Michigan limited liability company, UFP Distribution, LLC, a Michigan limited liability company, UFP Eastern Division, Inc., a Michigan corporation, UFP Eatonton, LLC, a Michigan limited liability company, UFP Elizabeth City, LLC, a Michigan limited liability company, UFP Emlenton, LLC, a Michigan limited liability company, UFP Granger, LLC, a Michigan limited liability company, UFP Harrisonville, LLC, a Michigan limited liability company, UFP Holding Company, Inc., a Michigan corporation, UFP Houston, LLC, a Michigan limited liability company, UFP Lafayette, LLC, a Michigan limited liability company, UFP Mid-Atlantic, LLC, a Michigan limited liability company, UFP Morristown, LLC, a Michigan limited liability company, UFP New Waverly, LLC, a Michigan limited liability company, UFP New Windsor, LLC, a Michigan limited liability company, UFP New York, LLC, a Michigan limited liability company, UFP Parker, LLC, a Michigan limited liability company, UFP Purchasing, INC., a Michigan corporation, UFP Ranson, LLC, a Michigan limited liability company, UFP Real Estate, Inc., a Michigan corporation, UFP Riverbank, LLC, a Michigan limited liability company, UFP San Antonio, LLC, a Michigan limited liability company, UFP Transportation, Inc., a Michigan corporation, UFP Ventures II, Inc., a Michigan corporation, UFP Western Division, Inc., a Michigan corporation, Universal Consumer Products, Inc., a Michigan corporation, Universal Forest Products RMS, LLC, a Michigan limited liability company, Universal Forest Products Texas, LLC, a Michigan limited liability company, UFP Great Lakes, LLC, a Michigan limited liability company, UFP Gulf, LLC, a Michigan limited liability company, UFP Chandler, LLC, a Michigan limited liability company, UFP Riverside, LLC, a Michigan limited liability company, UFP Thornton, LLC, a Michigan limited liability company, UFP Blanchester, LLC, a Michigan limited liability company, UFP Janesville, LLC, a Michigan limited liability company, UFP Lansing, LLC, a Michigan limited liability company, UFP Warrens, LLC, a Michigan limited liability company, UFP Auburndale, LLC, a Michigan limited liability company, UFP Gordon, LLC, a Michigan limited liability company, UFP Salisbury, LLC, a Michigan limited liability company, UFP Stockertown, LLC, a Michigan limited liability company, UFP Ashburn, LLC, a Michigan limited liability company, UFP Haleyville, LLC, a Michigan limited liability company, UFP Moultrie, LLC, a Michigan limited liability company, UFP New London, LLC, a Michigan limited liability company, UFP Union City, LLC, a Michigan limited liability company, UFP Grandview, LLC, a Michigan limited liability company, UFP Hillsboro, LLC, a Michigan limited liability company, UFP Saginaw, LLC, a Michigan limited liability company, UFP Schertz, LLC, a Michigan limited liability company, UFP McMinnville, LLC, a Michigan limited liability company, UFP Minneota, LLC, a Michigan limited liability company, UFP White Bear Lake, LLC, a Michigan limited liability company, UFP Windsor, LLC, a Michigan limited liability company, and UFP Woodburn, LLC, a Michigan limited liability company (each, together with any Person who joins this Guaranty as an additional Guarantor as provided in Section 11 hereof, a “Guarantor” and collectively, the “Guarantors”) in favor of each of the Noteholders (as defined below).

Exhibit E-1
(to Note Agreement)

Recitals
A.            Each Guarantor is wholly-owned, directly or indirectly, by Universal Forest Products, Inc., a corporation incorporated under the laws of Michigan (the “Company”).

B.            Pursuant to the Note Purchase and Private Shelf Agreement, dated as of December 17, 2012 (the “Note Agreement”), between the Company, on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto (each, a “Purchaser,” and collectively, the “Purchasers”), on the other hand, the Company has (a) agreed to issue and sell to certain of the Purchasers (i) $35,000,000 principal amount of the Company’s 3.89% Series A Senior Notes due December 17, 2022 (as amended, supplemented, restated or otherwise modified from time to time, the “Series A Notes”) and (ii) $40,000,000 principal amount of the Company’s 3.98% Series B Senior Notes due December 17, 2024 (as amended, supplemented, restated or otherwise modified from time to time, the “Series B Notes”), and (b) may from time to time issue additional series of senior notes (as amended, supplemented, restated or otherwise modified from time to time, the “Shelf Notes”; the Series A Notes, Series B Notes and Shelf Notes are hereinafter collectively referred to as the “Notes”).

C.             Each Guarantor will receive substantial direct and indirect benefit from the sale of the Notes.

D.            The Purchasers have required as a condition to their purchase of the Notes that the Guarantors enter into this Guaranty as security for the Notes and accordingly the Guarantors have agreed to provide this Guaranty.

Agreement

Now, Therefore, in consideration of the premises and for the purpose of inducing the Purchasers to purchase the Notes and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors do hereby covenant and agree as follows:

1.             Defined Terms.  As used in this Guaranty, terms defined in the first paragraph of this Guaranty and in the recital paragraphs are used herein as defined therein, and the following terms shall have the following meanings:

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“Cumulative Guarantors” shall mean the Guarantors and all other future guarantors of the Liabilities.

“Liabilities” shall mean all indebtedness, obligations and liabilities of the Company to any of the Noteholders in connection with or pursuant to the Note Agreement, the Notes and the other Transaction Documents, including, without limitation, all principal, interest, premium, charges, fees and all costs and expenses, including, without limitation, reasonable fees and expenses of counsel, in each case whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise.

“Noteholders” shall mean the Purchasers and any subsequent holders of the Notes.

All other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note Agreement.

2.             Guarantee.  (a) Each Guarantor hereby guarantees to the Noteholders, irrevocably, absolutely and unconditionally, as primary obligor and not as surety only, the prompt and complete payment of the Liabilities.

(b)      All payments to be made under this Guaranty (except pursuant to paragraph (c) below) shall be made to each Noteholder pro rata in accordance with the unpaid amount of Liabilities held by each Noteholder at the time of such payment.
(c)      The Guarantors agree to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by any Noteholder in connection with enforcing the obligations of any of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel.

3.             Consents to Renewals, Modifications and other Actions and Events.  This Guaranty and all of the obligations of the Guarantors hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by:  (a) any amendment, assignment, transfer, modification of or addition or supplement to the Liabilities, the Note Agreement, the Notes or the other Transaction Documents; (b) any extension, indulgence, increase in the Liabilities or other action or inaction in respect of the Note Agreement, the Notes or the other Transaction Documents, or otherwise with respect to the Liabilities, including, without limitation, as the result of the issuance of any Shelf Notes, or any acceptance of security for, or other guaranties of, any of the Liabilities or the Note Agreement, the Notes or the other Transaction Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties, including, without limitation, the failing to perfect a security interest in any such security or abstaining from taking advantage of or realizing upon any other guaranties or upon any security interest in any such security; (c) any default by the Company under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, the Note Agreement, the Notes or the other Transaction Documents; (d) any waiver by any Noteholder or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by the Note Agreement, the Notes or the other Transaction Documents, any other guaranties or otherwise with respect to the Liabilities; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty, any other guaranty or the Note Agreement, the Notes or the other Transaction Documents; (f) any sale, lease, transfer or other disposition of the assets of the Company or any consolidation or merger of the Company with or into any other person, corporation, or entity, or any transfer or other disposition of any shares of capital stock of the Company; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting the Company or any other guarantor of the Liabilities; (h) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition under any of the Liabilities or contained in the Note Agreement, the Notes or the other Transaction Documents, of any Cumulative Guarantor or of this Guaranty, by operation of law or otherwise; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder or constitute a defense hereto, including, without limitation, any act or omission by any Noteholder or any other person which increases the scope of any Guarantor’s risk, and in each case described in this paragraph whether or not any Guarantor shall have notice or knowledge of of any the foregoing, each of which is specifically waived by each Guarantor.  Each Guarantor warrants to the Noteholders that it has adequate means to obtain from the Company on a continuing basis information concerning the financial condition and other matters with respect to the Company and that it is not relying on any Noteholder to provide such information either now or in the future.

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4.             Waivers, Etc.  Each Guarantor unconditionally waives: (a) notice of any of the matters referred to in Paragraph 3 above; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any Noteholder, including, without limitation, notice to the Guarantors of default, presentment to and demand of payment or performance from the Company and protest for non-payment or dishonor; (c) any right to the exercise by any Noteholder of any right remedy, power or privilege in connection with the Note Agreement, the Notes or the other Transaction Documents; (d) any requirement of diligence or marshaling on the part of any Noteholder; (e) any requirement that any Noteholder, in the event of any default by the Company, first make demand upon or seek to enforce remedies against, the Company or any other Cumulative Guarantor before demanding payment under or seeking to enforce this Guaranty; (f) any right to notice of the disposition of any security which any Noteholder may hold from the Company or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with any Noteholder’s administration any of the Liabilities, the Note Agreement, the Notes or the other Transaction Documents, or any other Cumulative Guarantor, or any other act or omission of any Noteholder which changes the scope of such Guarantor’s risk.  The obligations of each Guarantor hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

5.            Nature of Guaranty; Payments.  This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and not a guaranty of collection, and is wholly independent of and in addition to other rights and remedies of any Noteholder with respect to the Company, any collateral, any Cumulative Guarantor or otherwise, and it is not contingent upon the pursuit by any Noteholder of any such rights and remedies, such pursuit being hereby waived by each Guarantor.  The obligations of each Guarantor hereunder shall be continuing and shall continue (irrespective of any statute of limitations otherwise applicable) and cover and include all the Liabilities of the Company accruing or in the process of accruing to the Noteholders before the Noteholders deliver to the Guarantors a release of this Guaranty, which is in writing, refers specifically to this Guaranty, and is signed by a President, a Senior Vice-President, or a Vice-President of each Noteholder.  Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full and irrevocable payment and performance of all of the Liabilities and the expiration or termination of the Note Agreement.  All payments to be made by the Guarantors hereunder shall be made without set-off or counterclaim, and each Guarantor hereby waives the assertion of any set-off or counterclaim in any proceeding to enforce its obligations hereunder.  All payments to be made by each Guarantor hereunder shall also be made without deduction or withholding for, or on account of, any present or future taxes or other similar charges of whatsoever nature, provided that if any Guarantor is nevertheless required by law to make any deduction or withholding, such Guarantor shall pay to the Noteholders such additional amounts as may be necessary to ensure that the Noteholders shall receive a net sum equal to the sum which it would have received had no such deduction or withholding been made.  Each Guarantor agrees that, if at any time all or any part of any payment previously applied by any Noteholder to any of the Liabilities must be returned by such Noteholder for any reason, whether by court order, administrative order, or settlement and whether as a “voidable preference”, “fraudulent conveyance” or otherwise, each Guarantor remains liable for the full amount returned as if such amount had never been received by such Noteholder, notwithstanding any termination of this Guaranty or any cancellation of the Note Agreement and the Liabilities and all obligations of each Guarantor hereunder shall be reinstated in such case.

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6.             Evidence of Liabilities.  Each Noteholder’s books and records showing the Liabilities shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the Liabilities due from the Company and shall constitute prima facie proof, absent manifest error, of the Liabilities of the Company to such Noteholder, as well as the obligations of each Guarantor to such Noteholder.

7.             Subordination, Subrogation, Contribution, Etc.  Each Guarantor agrees that all present and future indebtedness, obligations and liabilities of the Company to such Guarantor shall be fully subordinate and junior in right and priority of payment to any indebtedness of the Company to the Noteholders, and no Guarantor shall have any right of subrogation, contribution (including, without limitation, the contribution and subrogation rights granted below), reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of the Company unless and until all Liabilities shall have been paid in full, such payment is not subject to any possibility of revocation or rescission and the Note Agreement has expired or been terminated.  Subject to the preceding sentence, if any Guarantor makes a payment in respect of the Liabilities it shall be subrogated to the rights of the payee against the Company with respect to such payment and shall have the rights of contribution set forth below against all other Cumulative Guarantors and each Guarantor agrees that all other Cumulative Guarantors shall have the rights of contribution against it set forth below.  If any Guarantor makes a payment in respect of the Liabilities that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Guarantors an amount such that the net payments made by the Cumulative Guarantors in respect of the Liabilities shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment  Shares.  If any Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Cumulative Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares.

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For purposes of this Guaranty, the “Payment Share” of any Cumulative Guarantor shall be the sum of (a) the aggregate proceeds of the Liabilities received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date (as hereinafter defined)), plus (b) the product of (i) the aggregate Liabilities remaining unpaid on the date such Liabilities become due and payable in full, whether by stated maturity, acceleration or otherwise (the “Determination Date”) reduced by the amount of such Liabilities attributed to all of the Cumulative Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor’s net worth on the effective date of this Guaranty (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Cumulative Guarantors, determined for each Cumulative Guarantor on the respective effective date of the guaranty signed by such Cumulative Guarantor.

8.              Assignment by Noteholders.  Each Noteholder shall have the right to assign and transfer this Guaranty to any assignee of any portion of the Liabilities.  Each Noteholder’s successors and assigns hereunder shall have the right to rely upon and enforce this Guaranty.

9.             Joint and Several Obligations.  The obligations of the Guarantors hereunder and all other Cumulative Guarantors shall be joint and several and each Guarantor shall be liable for all of the Liabilities to the extent provided herein regardless of any other Cumulative Guarantors, and each Noteholder shall have the right, in its sole discretion to pursue its remedies against any Guarantor without the need to pursue its remedies against any other Cumulative Guarantor, whether now or hereafter in existence, or against any one or more Cumulative Guarantors separately or against any two or more jointly, or against some separately and some jointly.

10.           Representations and Warranties.  Each Guarantor hereby represents and warrants to the Noteholders that:

(a)      the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate, partnership or limited liability powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under any provision of applicable law or regulation or of the articles of incorporation or other organizational documents or bylaws, operating agreement or partnership agreement of such Guarantor, or of any agreement, judgment, injunction, order, other decree or instrument binding upon such Guarantor, or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such Guarantor;
(b)      this Guaranty constitutes a legal, valid and binding agreement of each Guarantor, enforceable against such Guarantor in accordance with its terms;
(c)      as of the date hereof, each of the following is true and correct for each Guarantor, assuming value is given to the rights of contribution and subrogation as described in Section 7 hereof: (i) the fair saleable value and the fair valuation of such Guarantor’s property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) each Guarantor’s capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions and (iii) each Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and

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(d)      the Company and the Guarantors are engaged as an integrated group in the business of providing related services; the integrated operation requires financing on such a basis that proceeds from the sale of Notes paid to the Company by the Purchasers can be made available from time to time to various subsidiaries of the Company, as required for the continued successful operation of the integrated group as a whole; and each Guarantor has requested that the Purchasers purchase the Notes from the Company for the purpose of financing the integrated operations of the Company and its subsidiaries, including such Guarantor, with such Guarantor expecting to derive benefit, directly or indirectly, from the purchase of the Notes by the Purchasers from the Company, both in such Guarantor’s separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of such Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole.  Each of the Guarantors hereby determines and agrees that the execution, delivery and performance of this Guaranty are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and in furtherance of the corporate purposes of such Guarantor.

11.           Binding on Successors and Assigns; Additional Guarantors.  This Guaranty shall be the valid, binding and enforceable obligation of the Guarantors and their successors and assigns.  Any Person can join this Guaranty as an additional Guarantor at any time after the date hereof by executing and delivering to Prudential or the Noteholders a Joinder in the form of Exhibit A attached hereto.

12.           Indemnity.  As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with each Noteholder that, should the Liabilities not be recoverable from any Guarantor as guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of any of the Liabilities or the Note Agreement being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Noteholder at any time, each Guarantor as original and independent obligor, upon demand by the Noteholders, will make payment to the Noteholders of the Liabilities by way of a full indemnity.

13.           Cumulative Rights and Remedies, Etc.  The obligations of each Guarantor under this Guaranty are continuing obligations and a new cause of action shall arise in respect of each default hereunder.  No course of dealing on the part of any Noteholder, nor any delay or failure on the part of any Noteholder in exercising any right, power or privilege hereunder, shall operate as a waiver of such right, power, or privilege or otherwise prejudice the Noteholders’ rights and remedies hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege.  No right or remedy conferred upon or reserved to any Noteholder under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law.  Every right and remedy given by this Guaranty or by applicable law to the Noteholders may be exercised from time to time and as often as may be deemed expedient by any Noteholder.

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14.           Severability.  If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby, and any provision hereunder found partially unenforceable shall be interpreted to be enforceable to the fullest extent possible.  If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under any fraudulent conveyance or transfer laws or similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantified economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Liabilities were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise and (iii) the maximum amount of which this Guaranty is determined to be enforceable.

15.           Merger, Amendments.  This Guaranty is intended as a final expression of the subject matter hereof and is also intended as a complete and exclusive statement of the terms hereof.  Each Guarantor’s liability hereunder is independent of and in addition to its liability under any other guaranty previously or subsequently executed.  No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty.  None of the terms and provisions of this Guaranty may be waived, altered, modified or amended in any way except by an instrument in writing executed by duly authorized officers of each Noteholder and the Guarantors.

16.           Consent to Jurisdiction.  Notwithstanding the place where any Liability originates or arises, or is to be repaid, any suit, action or proceeding arising out of or relating to this Guaranty or the Note Agreement may be instituted in any court of the United States of America or the State of Illinois, sitting in the City of Chicago, State of Illinois, and each Guarantor hereby irrevocably waives any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such suit, action or proceeding has been brought in an inconvenient forum; and each Guarantor hereby irrevocably submits his person and property to the jurisdiction of any such court in any such suit, action or proceeding.  Each Guarantor hereby consents to the service of process in any suit, action or proceeding of the nature referred to in this paragraph by the mailing of a copy thereof by registered or certified mail, postage prepaid, or personally delivering a copy thereof to such Guarantor, at the address set forth under its signature below, or at such other address as such Guarantor may hereafter specify to the Noteholders in writing.  Nothing in this paragraph shall affect the right of any Noteholder to serve process in any other manner permitted by law or limit the right of the Noteholders to bring proceedings against any Guarantor or any of its property in the courts of any other jurisdiction in which it is subject to service of process.  To the extent that any Guarantor now or hereafter may be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Guaranty or the transactions contemplated hereby, to claim itself or its revenues, assets or properties any immunity (including, without limitation, immunity from service of process, jurisdiction, suit, judgment, counterclaim, enforcement of or execution on a judgment, attachment prior to the judgment, attachment in aid of execution of a judgment or other legal process), and to the extent that in any such jurisdiction there may be attributed any such immunity (whether or not claimed), such Guarantor hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity to the fullest extent permitted by law.  Each Guarantor irrevocably and generally consents in respect of any proceedings to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever of any order or judgment which may be made or given in those proceedings.

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17.           Governing Law; Headings.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to the choice of law principles of such state.  The headings of the various paragraphs hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

18.          Notices.  Any notice, demand, consent or request given or made to each Guarantor by any Noteholder shall be deemed to have been duly given or made if sent in writing (including telecommunications) to such Guarantor at 2801 East Beltline, N.E., Grand Rapids, Michigan  49525, Attention:  Chief Financial Officer (Telecopy No. (616) 361-7534; Telephone (616) 365-1540; e-mail: mcole@ufpi.com), or at such other address, e-mail or telecopy number as such Guarantor may hereafter specify to the Noteholders in writing.  All notices or other communications sent by means of telecopy or other electronic transmission shall be made with request for assurance of receipt in a manner typical with respect to communications of that type.  Written notices or other communications shall be deemed delivered upon receipt if delivered by hand or by telecopy, three business days after mailing if mailed, or one business day after deposit with an overnight courier service if delivered by overnight courier.  Notices or other communications delivered by hand shall be deemed delivered upon receipt.

19.           Waiver of Jury Trial.  The Noteholders, in accepting this Guaranty, and the Guarantors, after consulting or having had the opportunity to consult with Counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any course of conduct, dealing, statements (whether oral or written) or actions of any of them.  Neither the Noteholders nor the Guarantors shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  These provisions shall not be deemed to have been modified in any respect or relinquished by any of the Noteholders or the Guarantors except by a written instrument executed by all of them.  This Guaranty is freely and voluntarily given to the Noteholders by the Guarantors without any duress or coercion, and after each Guarantor has either consulted with Counsel or been given an opportunity to do so.  Each Guarantor has carefully and completely read all of the terms and provisions of this Guaranty and the Note Agreement.

[Intentionally Blank]

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EXHIBIT E-2

[FORM OF CONFIRMATION OF GUARANTY AGREEMENT]

CONFIRMATION OF GUARANTY AGREEMENT

THIS CONFIRMATION OF GUARANTY AGREEMENT (this “Confirmation”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of the Noteholders (as defined in the Guaranty referenced to below).

WHEREAS, Universal Forest Products, Inc., a Michigan corporation (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand, have entered into that certain Note Purchase and Private Shelf Agreement, dated as of December 17, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”), under which the Company has issued its 3.89% Series A Senior Notes due December 17, 2022 (as amended, supplemented, restated or otherwise modified from time to time, the “Series A Notes”), its 3.98% Series B Senior Notes due December 17, 2024 (as amended, supplemented, restated or otherwise modified from time to time, the “Series B Notes”), [insert references to any previous issued series of Shelf Notes] and may from time to time issue additional series of senior notes (as amended, supplemented, restated or otherwise modified from time to time, the “Shelf Notes”, and, together with the Series A Notes, Series B Notes, [insert references to any previous issued series of Shelf Notes], the “Notes”); and

WHEREAS, the Guarantors have guaranteed the obligations of the Company under the Note Agreement, the Notes and the other Transaction Documents pursuant to that certain Guaranty Agreement, dated as of December 17, 2012, made by [certain of] the undersigned [, and joined by certain of the undersigned pursuant to that certain Joinder dated as of ______________], in favor of the Noteholders (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”).  Capitalized terms used herein and not otherwise defined shall have the meanings given in the Guaranty; and

WHEREAS, pursuant to that certain Request for Purchase dated as of _____________ and that certain Confirmation of Acceptance dated as of _______________, the Company will issue and certain Prudential Affiliates (the “Series ___ Purchasers”) will purchase the Company’s ______% Series _____ Senior Notes Due _____ (the “Series _____ Notes”); and

WHEREAS, each Guarantor will benefit from the proceeds of the issuance of the Series ____ Notes; and

WHEREAS, the Noteholders have required as a condition to the effectiveness of the Series ___ Purchasers’ obligation to purchase the Series ____ Notes that each of the Guarantors execute and deliver this Confirmation and reaffirm that the Guaranty secures and guarantees the liabilities and obligations of the Company under the Series ____ Notes.

Exhibit E-2
(to Note Agreement)

NOW, THEREFORE, in order to induce, and in consideration of, the purchase of the Series ____ Notes by the Series ___ Purchasers, each Guarantor hereby, jointly and severally, covenants and agrees with, and represents and warrants to, each of the Series ___ Purchasers and each Noteholder from time to time as follows:

1.             Confirmation. Each Guarantor, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty, and confirms and agrees that each reference in the Guaranty to the Liabilities (as defined in the Guaranty) is construed to hereafter include all indebtedness, obligations and liabilities of the Company in connection with or pursuant to the Series ____ Notes.  Each Guarantor acknowledges that the Guaranty remains in full force and effect and is hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that it intends that the Guaranty will continue to secure, to the fullest extent provided thereby, the payment and performance of all Liabilities, including, without limitation, the payment and performance of the Series _____ Notes.  Each Guarantor confirms and agrees that, with respect to the Guaranty, each and every covenant, condition, obligation, representation (except those representations which relate only to a specific date, which are confirmed as of such date only), warranty and provision set forth therein is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

2.             Successors and Assigns.  All covenants and other agreements contained in this Confirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Noteholder) whether so expressed or not.

3.             No Waiver.  The execution of this Confirmation shall not operate as a novation, waiver of any right, power or remedy of any Noteholder, nor constitute a waiver of any provision of the Note Agreement or any Note.

4.             Governing Law.  This Confirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

5.             Severability.  Any provision of this Confirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

6.             Counterparts; Facsimile Signatures.  This Confirmation may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Confirmation by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Confirmation.

E-2-2

7.             Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

8.             Authorization.  Each Guarantor is duly authorized to execute and deliver this Confirmation, and, is and will continue to be duly authorized to perform its obligations under the Guaranty.

9.             No Defenses.  Each Guarantor hereby represents and warrants to, and covenants that, as of the date hereof, (a) such Guarantor has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Noteholder with respect to the Liabilities, or any action previously taken or not taken by any Noteholder with respect thereto, and (b) that each Noteholder has fully performed all obligations to such Guarantor which it may have had or has on and as of the date hereof.

[INTENTIONALLY BLANK]

E-2-3

IN WITNESS WHEREOF, this Confirmation of Guaranty Agreement has been duly executed and delivered as of the date first above written.

[Insert Guarantors]

By:

By:
Name:
Title:

E-2-4

EXHIBIT F

[FORM OF 2012 SUBSIDIARY NOTE GUARANTY]

Representations and Warranties

The Company represents and warrants to Prudential and the Purchasers as follows:

1.        Subsidiaries.  Schedule I attached to this Agreement correctly states, as of the Series A/B Closing Date, the name of each of the Company’s Subsidiaries, its jurisdiction of incorporation, the percentage of its Voting Stock owned by the Company and/or its Subsidiaries, whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary and whether such Subsidiary is a party to a Subsidiary Bank Guaranty or is a borrower, co-borrower or obligor with respect to any Indebtedness under the Credit Agreement.  The Company and each Restricted Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Restricted Subsidiary, free and clear in each case of any Lien.  All such shares have been duly issued and are fully paid and non-assessable.

2.        Corporate Organization and Authority.  The Company, and each Restricted Subsidiary,

(a)      is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(b) has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted;

(c) is duly licensed or qualified and is in good standing as a foreign entity in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

3.      Financial Statements. The Company has furnished each Purchaser of any Note with the following:  (i) the Company’s Annual Reports on Form 10-K (together with the Company’s annual reports to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) for each of the three Fiscal Years of the Company most recently completed prior to the date on which this representation is made (other than Fiscal Years completed within 90 days prior to such date for which audited financial statements have not been released), each of which has been prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, and all reported on by Ernst & Young (or such other nationally recognized accounting firm as may be reasonably acceptable to such Purchaser); and (ii) the Company’s Quarterly Reports on Form 10-Q for each Fiscal Quarter ending after the most recent Fiscal Year end (other than Fiscal Quarters completed within 45 days prior to such date on which this representation is made for which financial statements have not been released), each prepared in compliance with the requirements therefor and filed with the Securities Exchange Commission.  The financial statements in such reports have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of such dates and the results of their operations and changes in their cash flows for such periods.

Exhibit F
(to Note Agreement)

(b)     Since the end of the most recent Fiscal Year for which such audited financial statements had been furnished to Prudential at the time of the execution of this Agreement by Prudential and the Initial Purchasers (in the case of the making of this representation at the time of the execution of this Agreement and the issuance of the Series A Notes and Series B Notes), or, in the case of the making of this representation at the time of the issuance of a Series of Shelf Notes, since the end of the most recent Fiscal Year for which audited financial statements described in clause (i) of paragraph 3 had been provided to Prudential prior to the time Prudential provided the interest rate quote to the Company pursuant to §1.3(d) with respect to such Series of Shelf Notes, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.        Indebtedness.  Neither the Company nor any of its Restricted Subsidiaries has outstanding any Indebtedness except as permitted by §5.

5.        Full Disclosure.  Neither the financial statements referred to in paragraph 3 hereof nor the Agreement or any other written statement furnished by the Company to Prudential or any Purchaser in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.  There is no fact peculiar to the Company or its Restricted Subsidiaries which the Company has not disclosed to Prudential or any Purchaser in writing which materially affects adversely nor, so far as the Company can now reasonably foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.  The Company has delivered to Prudential true and complete copies of the Credit Agreement and the Intercreditor Agreement, each as in effect on the date of this Agreement.  As of the date of this Agreement there are no agreements in effect under which a Lien has been granted to the Collateral Agent.

6.              Pending Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, the Notes or any other Transaction Documents, or their execution or delivery, or the performance of the obligations thereunder.

7.       Title to Properties.  The Company and each Restricted Subsidiary has good and marketable title in fee simple or valid leasehold interests (or its equivalent under applicable law) in and to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 3 hereof, except as sold or otherwise disposed of in the ordinary course of business, except for Liens permitted by the Agreement, and except for minor defects of title that do not interfere with its ability to conduct its business as currently conducted in any manner that could reasonably be expected to result in a Material Adverse Effect.

8.        Patents and Trademarks.  The Company and each Restricted Subsidiary owns, possesses, or has a license to use all patents, trademarks, trade names, service marks, and copyrights necessary for the present and planned future conduct of its business, without any known conflict with the rights of others that could reasonably be expected to result in a Material Adverse Effect.

9.        Sale is Legal and Authorized.  The sale of the Notes and compliance by the Company with all of the provisions of the Agreement (including any Confirmation of Acceptance), the Notes and any other Transaction Document:

(a)      are within the entity powers of the Company or the Subsidiary Guarantor party thereto;

(b) will not violate any provisions of any law or any order of any court or Governmental Authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation, By-laws, or other charter documents of the Company or the Subsidiary Guarantor party thereto or any indenture or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company or any Restricted Subsidiary; and

(c) have been duly authorized by proper entity action on the part of the Company or the Subsidiary Guarantor party thereto (no action by the stockholders or members of the Company or the Subsidiary Guarantor party thereto being required by law, by the Articles of Incorporation, By-laws, or other charter documents of the Company or the Subsidiary Guarantor party thereto or otherwise, except as have been obtained), executed and delivered by the Company or the Subsidiary Guarantor party thereto and the Agreement, the Notes and any other Transaction Documents constitute the legal, valid and binding obligations, contracts and agreements of the Company or the Subsidiary Guarantor party thereto enforceable in accordance with their respective terms.

10.           No Defaults.  No Default or Event of Default has occurred and is continuing.  The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

11.      Governmental Consent.  No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company or any Subsidiary Guaranty of this Agreement or any other Transaction Document or the issuance, sale or delivery of the Notes or compliance by the Company or any Subsidiary Guaranty with any of the provisions of this Agreement, the Notes or any other Transaction Document.

12.      Taxes.  Except (i) with respect to taxes that are being contested in good faith by the appropriate proceedings and for which the Company and each Restricted Subsidiary, as applicable, has set aside adequate reserves on its books, or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, all tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid.  For all taxable years ending on or before December 31, 2008, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year.  The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened.  The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

13.      Use of Proceeds.  The net proceeds from the sale of the Series A Notes and the Series B Notes will be used to repay the Company’s outstanding 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 in full and for general corporate purposes including to repay other existing Indebtedness of the Company and its Subsidiaries.  The proceeds of any Series of Shelf Notes will be used as specified in the Request for Purchase with respect to such Series.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Restricted Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Paragraph 13, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

14.      Private Offering.  Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than six other institutional investors, each of whom was offered a portion of the Notes at private sale for investment.  Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

15.      ERISA. (a) The Company and each ERISA Affiliate (i) have operated and administered each of its plans in compliance with all applicable laws, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect, and (ii) have not incurred any Material liability, nor has any event, transaction or condition occurred or exists that would reasonably be expected to result in the incurrence of any such Material liability or the imposition of any Material Lien, pursuant to Title I or IV of ERISA or pursuant to penalty or excise tax provisions of the Code relating to employee benefit plans or to Section 401(a)(29) or 412 of the Code.

(b)     The present value of the aggregate benefit liabilities under each of its plans (other than multiemployer plans), determined as of the end of such plan’s most recently ended plan year, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities, or such deficit, if any, did not exceed 5% of Net Worth – Restricted Subsidiaries.  The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c)      The Company currently does not have any Multiemployer Plans.

(d)          The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

(e)           Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Pension Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders (including all funding requirements and the respective requirements of the governing documents for each such Foreign Pension Plan) and has been maintained, where required, in good standing with applicable regulatory authorities and (b) all contributions required to be made with respect to a Foreign Pension Plan have been timely made.  Neither the Company nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.  No actions or proceedings have been taken or instituted to terminate or wind-up a Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.

(f)      The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation is made in reliance upon and subject to the accuracy of the representation as to the sources of the funds used to pay the purchase price of the Notes to be purchased.

16.     Compliance with Law.  Neither the Company nor any Restricted Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes.  Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or Governmental Authority or arbitration board or tribunal.

17.      Investment Company Act.  The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

18.           Foreign Assets Control Regulations, Etc.

(i)            Neither the Company nor any Controlled Entity is (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (b) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (b), a “Blocked Person”).

(ii)            No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investments in, or any transactions or dealings with, any Blocked Person.

(iii)           To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (a) is under investigation by any Governmental Authority for, or has been charged, with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (b) has been assessed civil penalties under any Anti-Money Laundering Laws or (c) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(iv)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

19.      Environmental Matters.  To the best of the Company’s knowledge, except for any of such matters which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the following clauses (a) through (f) are true and correct:

(a)      the Company, each Restricted Subsidiary, and the properties each owns or operates comply with every applicable Environmental Law;

(b)the Company and each Restricted Subsidiary has obtained all permits, licenses and other governmental approvals required by every applicable Environmental Law for its operations and the properties it owns or operates;

(c) no Hazardous Substance has been released or disposed at any property currently owned or operated or while previously owned or operated by the Company or any Restricted Subsidiary;

(d)     neither the Company nor any Restricted Subsidiary has any liability for restoration, removal, remedial, response or corrective action, natural resource damage or other harm pursuant to any applicable Environmental Law, either with respect to properties currently or previously owned or operated by the Company and its Subsidiaries;

(e) neither the Company nor any Restricted Subsidiary is subject to, has notice or knowledge of or is required to give any notice of any claim, demand, action, lawsuit or legal proceeding pursuant to any applicable Environmental Law in connection with the operations of or the properties owned by the Company or any Restricted Subsidiary; and

(f)  there is no legal or regulatory proceeding pending or applicable Environmental Law which would be expected to prohibit or materially reduce the use of chromated copper arsenate or any other wood preservative by the Company or any Restricted Subsidiary.

20.           Hostile Tender Offers.  None of the proceeds of the sale of any Notes will be used to finance a Hostile Acquisition.

EXHIBIT G

Matters to Be Covered in Opinion of Counsel
for the Purchasers

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.1(c) of the Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Michigan.

2.             Each Transaction Party other than the Company executing or delivering a Transaction Document on such Closing Date is validly existing as a corporation or limited liability company and is in good standing under the laws of its state of incorporation or formation.

3.             The Company and each other Transaction Party executing or delivering a Transaction Document on such Closing Date has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Agreement and such other Transaction Document to which it is a party.  The execution, delivery and performance thereof by the Company and each such other Transaction Party has been duly authorized by all necessary corporate or limited liability company action on the part of the Company and each such other Transaction Party, as the case may be, and such Transaction Documents to which it is a party have been duly executed and delivered by the Company and each of such other Transaction Parties.

4.             The Agreement and such other Transaction Documents being executed or delivered on such Closing Date constitute the legal, valid and binding obligations of the Company and each other Transaction Party party thereto enforceable against such Person in accordance with its terms.

5.             In view of the circumstances surrounding the sale and delivery of the Notes being issued on such Closing Date and on the basis of the representations made by the Company and each other Transaction Party in Section 14 of Exhibit F to the Agreement and by you in Section 3.2(a) of the Agreement, it is not necessary in connection with the offering, issuance and delivery of the Notes under the circumstance contemplated by the Agreement to register such  Notes under the Securities Act or to qualify and indenture in respect of such Notes under the Trust Indenture Act of 1939, as amended and now in effect.

The opinion of Schiff Hardin LLP shall also state that the opinion of Varnum LLP is satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

Exhibit G
(to Note Agreement)

In rendering the opinion set forth in paragraphs 1 and 2 above, Schiff Hardin LLP may rely, as to matters referred to in paragraphs 1 and 2, solely upon an examination of certificates of government officials, in each case as of a recent date prior to the date hereof.  The opinion set forth in paragraph 3 above may be limited to entities formed under Illinois or Delaware law and in rendering the opinion set forth in paragraph 3 above, Schiff Hardin LLP may rely upon the opinion of Varnum LLP.  The opinion of Schiff Hardin LLP is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Transaction Parties and upon representations of the Transaction Parties and the Purchasers delivered in connection with the issuance and sale of the Notes.

G-2

EXHIBIT H-1
(Series A)

[FORM OF OPINION OF
COMPANY’S AND SUBSIDIARY GUARANTORS’ COUNSEL
(SERIES A NOTES)]

December 17, 2012

Prudential Investment Management, Inc.
The Prudential Insurance Company of America
The Gibraltar Life Insurance Co., Ltd.
Prudential Arizona Reinsurance Captive Company
Prudential Annuities Life Assurance Corporation
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

We have acted as counsel for Universal Forest Products, Inc. (the “Company”) and for each of the “Existing Subsidiary Guarantors” (as defined on Schedule A attached hereto) in connection with the Note Purchase and Private Shelf Agreement, dated as of December 17, 2012, between the Company, on one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes a party thereto, on the other hand (the “Note Agreement”), pursuant to which the Company has issued to the Initial Purchasers today the 3.89% Series A Senior Notes due December 17, 2022 of the Company in the aggregate principal amount of $35,000,000.00 (the “Notes”).  All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement.  This letter is being delivered to you in satisfaction of the condition set forth in Section 4.1(c) of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

In this connection, we have reviewed executed copies of the Note Agreement and of the Guaranty Agreement dated as of December 17, 2012 (the “Guaranty Agreement”), made by the Existing Subsidiary Guarantors in favor of the “Noteholders,” as therein defined, with respect to the Company.  We have also examined such certificates of public officials, certificates of officers of the Company and the Existing Subsidiary Guarantors, and copies certified to our satisfaction of corporate documents and records of the Company and the Existing Subsidiary Guarantors and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth.  The term "knowledge" as used herein is limited to the actual knowledge of those attorneys in our firm who have directly participated in this engagement, and does not include constructive knowledge or inquiry knowledge.  With respect to factual matters not independently established by us we have relied upon such certificates of public officials and of officers of the Company and the Existing Subsidiary Guarantors with respect to the accuracy of material factual matters contained therein; nothing, however, has come to our attention to cause us to believe that any such factual matters are untrue.  We have made no independent investigation as to the accuracy or completeness of any such certificates or statements, but we have no knowledge of any incorrect or misleading statement therein.  With respect to the opinion expressed in Paragraph 3 below, we have also relied upon the representations made by each of you in Section 3.2 of the Note Agreement.

Exhibit H-1 (Series A)
(to Note Agreement)

Based on the foregoing, it is our opinion that:

1.             The Company and each of the Existing Subsidiary Guarantors is a corporation or limited liability company duly organized and validly existing in good standing under the laws of the state of its organization.  The Company and each of the Existing Subsidiary Guarantors has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted.

2.             The Company has all requisite corporate power to execute, deliver and perform its obligations under the Note Agreement and the Notes.  The Note Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms.

3.             Each of the Existing Subsidiary Guarantors has all requisite entity power to execute, deliver and perform its obligations under the Guaranty Agreement.  The Guaranty Agreement has been duly authorized by all requisite entity action on the part of each Existing Subsidiary Guarantor and duly executed and delivered by authorized representatives of each Existing Subsidiary Guarantor, and constitutes the valid obligation of each Existing Subsidiary Guarantor, legally binding upon and enforceable against each Existing Subsidiary Guarantor in accordance with its terms.

4.             It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act of 1933, as amended (the "Securities Act"), or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

5.             The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.             The execution and delivery of the Note Agreement, the Notes and the Guaranty Agreement, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement, the Notes and the Guaranty Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or the Existing Subsidiary Guarantors pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission) pursuant to, the charter or by-laws of the Company or any Existing Subsidiary Guarantor, any applicable law (including the Securities Act), statute, rule or regulation or, to our knowledge, any agreement, instrument, order, judgment or decree to which the Company or any Existing Subsidiary Guarantor is a party or otherwise subject.

H-1 (Series A)-2

7.             The Company is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (b) a “holding company” of a “public utility company” of an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (c) a “public utility” within the meaning of the Federal Power Act, as amended.

8.             To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of the Existing Subsidiary Guarantors or any property of the Company or any of the Existing Subsidiary Guarantors in any court or before any arbitrator of any kind or before or by any governmental authority either (i) with respect to the Note Agreement, the Notes or the Guaranty Agreement or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

The opinions expressed in this letter are based upon and made subject to the following limitations and qualifications:

(I)            Our opinions expressed in Paragraphs 2 and 3 above are subject to the qualification that enforcement of the Note Agreement, the Notes and the Guaranty Agreement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar state or federal debtor relief laws from time to time in effect and which affect the enforcement of creditors' rights in general, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(II)           We express no opinion with respect to the effect of any law other than the laws of the State of Michigan and the federal law of the United States.  As to any opinions contained herein which are, by implication, based upon the laws of another jurisdiction, we have necessarily assumed that the laws of such jurisdiction are identical to the laws of the State of Michigan governing the same subject matter.

(III)          None of the opinions or advice contained in this letter address or express any opinion with respect to any of the following laws, regulations, requirements or legal issues:

(i)	fraudulent transfer and fraudulent conveyance laws;

(ii)	except as expressly stated in Paragraph 4 and Paragraph 6 of this opinion, federal securities laws and regulations;

(iii)	federal or state antitrust laws; or

(iv)	federal or state intellectual property laws and regulations (including laws governing patents, trademarks and copyrights).

H-1 (Series A)-3

The opinions expressed in this letter are given solely for the benefit of the addressees, their legal counsel, and their respective successors and assigns.  The opinions expressed in this letter may not be relied upon, in whole or in part, by any other person, firm or corporation for any purpose, without our prior written consent.  The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date.

Very truly yours,

VARNUMLLP

H-1 (Series A)-4

SCHEDULE A
Existing Subsidiary Guarantors

As used in the foregoing opinion, the “Existing Subsidiary Guarantors” means all of the following entities, collectively (and each of them an “Existing Subsidiary Guarantor”):

Entity name	Jurisdiction	Entity type

ALJOMA LUMBER, INC.	Florida	Corporation

CALIPER BUILDING SYSTEMS, LLC	Michigan	LLC

CA TRUSS, INC.	Michigan	Corporation

EOVATIONS, LLC	Michigan	LLC

GREAT LAKES FRAMING, LLC	Michigan	LLC

INTERNATIONAL WOOD INDUSTRIES, INC.	California	Corporation

MAINE ORNAMENTAL, LLC	Michigan	LLC

MID-ATLANTIC FRAMING, LLC	Michigan	LLC

SHAWNLEE CONSTRUCTION LLC	Michigan	LLC

SHEPARDVILLE CONSTRUCTION, LLC	Michigan	LLC

TRESSTAR, LLC	Michigan	LLC

UFP ATLANTIC DIVISION, LLC	Michigan	LLC

UFP BELCHERTOWN, LLC	Michigan	LLC

UFP BERLIN, LLC	Michigan	LLC

UFP BURLESON, LLC	Michigan	LLC

UFP DISTRIBUTION, LLC	Michigan	LLC

UFP EASTERN DIVISION, INC.	Michigan	Corporation

UFP EATONTON, LLC	Michigan	LLC

UFP ELIZABETH CITY, LLC	Michigan	LLC

UFP EMLENTON, LLC	Michigan	LLC

UFP GRANGER, LLC	Michigan	LLC

H-1 (Series A)-5

Entity name	Jurisdiction	Entity type

UFP HARRISONVILLE, LLC	Michigan	LLC

UFP HOLDING COMPANY, INC.	Michigan	Corporation

UFP HOUSTON, LLC	Michigan	LLC

UFP LAFAYETTE, LLC	Michigan	LLC

UFP MID-ATLANTIC, LLC	Michigan	LLC

UFP MORRISTOWN, LLC	Michigan	LLC

UFP NEW WAVERLY, LLC	Michigan	LLC

UFP NEW WINDSOR, LLC	Michigan	LLC

UFP NEW YORK, LLC	Michigan	LLC

UFP PARKER, LLC	Michigan	LLC

UFP PURCHASING, INC.	Michigan	Corporation

UFP RANSON, LLC	Michigan	LLC

UFP REAL ESTATE, INC.	Michigan	Corporation

UFP RIVERBANK, LLC	Michigan	LLC

UFP SAN ANTONIO, LLC	Michigan	LLC

UFP TRANSPORTATION, INC.	Michigan	Corporation

UFP VENTURES II, INC.	Michigan	Corporation

UFP WESTERN DIVISION, INC.	Michigan	Corporation

UNIVERSAL CONSUMER PRODUCTS, INC.	Michigan	Corporation

UNIVERSAL FOREST PRODUCTS RMS, LLC	Michigan	LLC

UNIVERSAL FOREST PRODUCTS TEXAS, LLC	Michigan	LLC

UFP ASHBURN, LLC	Michigan	LLC

UFP AUBURNDALE, LLC	Michigan	LLC

UFP BLANCHESTER, LLC	Michigan	LLC

H-1 (Series A)-6

Entity name	Jurisdiction	Entity type

UFP CHANDLER, LLC	Michigan	LLC

UFP GORDON, LLC	Michigan	LLC

UFP GRANDVIEW, LLC	Michigan	LLC

UFP GREAT LAKES, LLC	Michigan	LLC

UFP GULF, LLC	Michigan	LLC

UFP HALEYVILLE, LLC	Michigan	LLC

UFP HILLSBORO, LLC	Michigan	LLC

UFP JANESVILLE, LLC	Michigan	LLC

UFP LANSING, LLC	Michigan	LLC

UFP MCMINNVILLE, LLC	Michigan	LLC

UFP MINNEOTA, LLC	Michigan	LLC

UFP MOULTRIE, LLC	Michigan	LLC

UFP NEW LONDON, LLC	Michigan	LLC

UFP RIVERSIDE, LLC	Michigan	LLC

UFP SAGINAW, LLC	Michigan	LLC

UFP SALISBURY, LLC	Michigan	LLC

UFP SCHERTZ, LLC	Michigan	LLC

UFP STOCKERTOWN, LLC	Michigan	LLC

UFP THORNTON, LLC	Michigan	LLC

UFP UNION CITY, LLC	Michigan	LLC

UFP WARRENS, LLC	Michigan	LLC

UFP WHITE BEAR LAKE, LLC	Michigan	LLC

UFP WINDSOR, LLC	Michigan	LLC

UFP WOODBURN, LLC	Michigan	LLC

H-1 (Series A)-7

EXHIBIT H-1
(Series B)

[FORM OF OPINION OF
COMPANY’S AND SUBSIDIARY GUARANTORS’ COUNSEL
(SERIES B NOTES)]

December 17, 2012

Prudential Investment Management, Inc.
The Prudential Insurance Company of America
The Prudential Life Insurance Company, Ltd.
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

We have acted as counsel for Universal Forest Products, Inc. (the “Company”) and for each of the “Existing Subsidiary Guarantors” (as defined on Schedule A attached hereto) in connection with the Note Purchase and Private Shelf Agreement, dated as of December 17, 2012, between the Company, on one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes a party thereto, on the other hand (the “Note Agreement”), pursuant to which the Company has issued to the Initial Purchasers today the 3.98% Series B Senior Notes due December 17, 2024 of the Company in the aggregate principal amount of $40,000,000.00 (the “Notes”).  All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement.  This letter is being delivered to you in satisfaction of the condition set forth in Section 4.1(c) of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

In this connection, we have reviewed executed copies of the Note Agreement and of the Guaranty Agreement dated as of December 17, 2012 (the “Guaranty Agreement”), made by the Existing Subsidiary Guarantors in favor of the “Noteholders,” as therein defined, with respect to the Company.  We have also examined such certificates of public officials, certificates of officers of the Company and the Existing Subsidiary Guarantors, and copies certified to our satisfaction of corporate documents and records of the Company and the Existing Subsidiary Guarantors and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth.  The term "knowledge" as used herein is limited to the actual knowledge of those attorneys in our firm who have directly participated in this engagement, and does not include constructive knowledge or inquiry knowledge.  With respect to factual matters not independently established by us we have relied upon such certificates of public officials and of officers of the Company and the Existing Subsidiary Guarantors with respect to the accuracy of material factual matters contained therein; nothing, however, has come to our attention to cause us to believe that any such factual matters are untrue.  We have made no independent investigation as to the accuracy or completeness of any such certificates or statements, but we have no knowledge of any incorrect or misleading statement therein.  With respect to the opinion expressed in Paragraph 3 below, we have also relied upon the representations made by each of you in Section 3.2 of the Note Agreement.

Exhibit H-1 (Series B)
(to Note Agreement)

Based on the foregoing, it is our opinion that:

1.             The Company and each of the Existing Subsidiary Guarantors is a corporation or limited liability company duly organized and validly existing in good standing under the laws of the state of its organization.  The Company and each of the Existing Subsidiary Guarantors has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted.

2.            The Company has all requisite corporate power to execute, deliver and perform its obligations under the Note Agreement and the Notes.  The Note Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms.

3.             Each of the Existing Subsidiary Guarantors has all requisite entity power to execute, deliver and perform its obligations under the Guaranty Agreement.  The Guaranty Agreement has been duly authorized by all requisite entity action on the part of each Existing Subsidiary Guarantor and duly executed and delivered by authorized representatives of each Existing Subsidiary Guarantor, and constitutes the valid obligation of each Existing Subsidiary Guarantor, legally binding upon and enforceable against each Existing Subsidiary Guarantor in accordance with its terms.

4.             It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act of 1933, as amended (the "Securities Act"), or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

5.             The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.             The execution and delivery of the Note Agreement, the Notes and the Guaranty Agreement, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement, the Notes and the Guaranty Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or the Existing Subsidiary Guarantors pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission) pursuant to, the charter or by-laws of the Company or any Existing Subsidiary Guarantor, any applicable law (including the Securities Act), statute, rule or regulation or, to our knowledge, any agreement, instrument, order, judgment or decree to which the Company or any Existing Subsidiary Guarantor is a party or otherwise subject.

H-1 (Series B)-2

7.             The Company is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (b) a “holding company” of a “public utility company” of an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (c) a “public utility” within the meaning of the Federal Power Act, as amended.

8.             To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of the Existing Subsidiary Guarantors or any property of the Company or any of the Existing Subsidiary Guarantors in any court or before any arbitrator of any kind or before or by any governmental authority either (i) with respect to the Note Agreement, the Notes or the Guaranty Agreement or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

The opinions expressed in this letter are based upon and made subject to the following limitations and qualifications:

(I)            Our opinions expressed in Paragraphs 2 and 3 above are subject to the qualification that enforcement of the Note Agreement, the Notes and the Guaranty Agreement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar state or federal debtor relief laws from time to time in effect and which affect the enforcement of creditors' rights in general, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(II)           We express no opinion with respect to the effect of any law other than the laws of the State of Michigan and the federal law of the United States.  As to any opinions contained herein which are, by implication, based upon the laws of another jurisdiction, we have necessarily assumed that the laws of such jurisdiction are identical to the laws of the State of Michigan governing the same subject matter.

(III)          None of the opinions or advice contained in this letter address or express any opinion with respect to any of the following laws, regulations, requirements or legal issues:

(i)	fraudulent transfer and fraudulent conveyance laws;

(ii)	except as expressly stated in Paragraph 4 and Paragraph 6 of this opinion, federal securities laws and regulations;

(iii)	federal or state antitrust laws; or

(iv)	federal or state intellectual property laws and regulations (including laws governing patents, trademarks and copyrights).

H-1 (Series B)-3

The opinions expressed in this letter are given solely for the benefit of the addressees, their legal counsel, and their respective successors and assigns.  The opinions expressed in this letter may not be relied upon, in whole or in part, by any other person, firm or corporation for any purpose, without our prior written consent.  The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date.

Very truly yours,

VARNUMLLP

H-1 (Series B)-4

SCHEDULE A
Existing Subsidiary Guarantors

As used in the foregoing opinion, the “Existing Subsidiary Guarantors” means all of the following entities, collectively (and each of them an “Existing Subsidiary Guarantor”):

Entity name	Jurisdiction	Entity type

ALJOMA LUMBER, INC.	Florida	Corporation

CALIPER BUILDING SYSTEMS, LLC	Michigan	LLC

CA TRUSS, INC.	Michigan	Corporation

EOVATIONS, LLC	Michigan	LLC

GREAT LAKES FRAMING, LLC	Michigan	LLC

INTERNATIONAL WOOD INDUSTRIES, INC.	California	Corporation

MAINE ORNAMENTAL, LLC	Michigan	LLC

MID-ATLANTIC FRAMING, LLC	Michigan	LLC

SHAWNLEE CONSTRUCTION LLC	Michigan	LLC

SHEPARDVILLE CONSTRUCTION, LLC	Michigan	LLC

TRESSTAR, LLC	Michigan	LLC

UFP ATLANTIC DIVISION, LLC	Michigan	LLC

UFP BELCHERTOWN, LLC	Michigan	LLC

UFP BERLIN, LLC	Michigan	LLC

UFP BURLESON, LLC	Michigan	LLC

UFP DISTRIBUTION, LLC	Michigan	LLC

UFP EASTERN DIVISION, INC.	Michigan	Corporation

UFP EATONTON, LLC	Michigan	LLC

UFP ELIZABETH CITY, LLC	Michigan	LLC

UFP EMLENTON, LLC	Michigan	LLC

UFP GRANGER, LLC	Michigan	LLC

H-1 (Series B)-5

Entity name	Jurisdiction	Entity type

UFP HARRISONVILLE, LLC	Michigan	LLC

UFP HOLDING COMPANY, INC.	Michigan	Corporation

UFP HOUSTON, LLC	Michigan	LLC

UFP LAFAYETTE, LLC	Michigan	LLC

UFP MID-ATLANTIC, LLC	Michigan	LLC

UFP MORRISTOWN, LLC	Michigan	LLC

UFP NEW WAVERLY, LLC	Michigan	LLC

UFP NEW WINDSOR, LLC	Michigan	LLC

UFP NEW YORK, LLC	Michigan	LLC

UFP PARKER, LLC	Michigan	LLC

UFP PURCHASING, INC.	Michigan	Corporation

UFP RANSON, LLC	Michigan	LLC

UFP REAL ESTATE, INC.	Michigan	Corporation

UFP RIVERBANK, LLC	Michigan	LLC

UFP SAN ANTONIO, LLC	Michigan	LLC

UFP TRANSPORTATION, INC.	Michigan	Corporation

UFP VENTURES II, INC.	Michigan	Corporation

UFP WESTERN DIVISION, INC.	Michigan	Corporation

UNIVERSAL CONSUMER PRODUCTS, INC.	Michigan	Corporation

UNIVERSAL FOREST PRODUCTS RMS, LLC	Michigan	LLC

UNIVERSAL FOREST PRODUCTS TEXAS, LLC	Michigan	LLC

UFP ASHBURN, LLC	Michigan	LLC

UFP AUBURNDALE, LLC	Michigan	LLC

UFP BLANCHESTER, LLC	Michigan	LLC

H-1 (Series B)-6

Entity name	Jurisdiction	Entity type

UFP CHANDLER, LLC	Michigan	LLC

UFP GORDON, LLC	Michigan	LLC

UFP GRANDVIEW, LLC	Michigan	LLC

UFP GREAT LAKES, LLC	Michigan	LLC

UFP GULF, LLC	Michigan	LLC

UFP HALEYVILLE, LLC	Michigan	LLC

UFP HILLSBORO, LLC	Michigan	LLC

UFP JANESVILLE, LLC	Michigan	LLC

UFP LANSING, LLC	Michigan	LLC

UFP MCMINNVILLE, LLC	Michigan	LLC

UFP MINNEOTA, LLC	Michigan	LLC

UFP MOULTRIE, LLC	Michigan	LLC

UFP NEW LONDON, LLC	Michigan	LLC

UFP RIVERSIDE, LLC	Michigan	LLC

UFP SAGINAW, LLC	Michigan	LLC

UFP SALISBURY, LLC	Michigan	LLC

UFP SCHERTZ, LLC	Michigan	LLC

UFP STOCKERTOWN, LLC	Michigan	LLC

UFP THORNTON, LLC	Michigan	LLC

UFP UNION CITY, LLC	Michigan	LLC

UFP WARRENS, LLC	Michigan	LLC

UFP WHITE BEAR LAKE, LLC	Michigan	LLC

UFP WINDSOR, LLC	Michigan	LLC

UFP WOODBURN, LLC	Michigan	LLC

H-1 (Series B)-7

EXHIBIT H-2

[FORM OF OPINION OF
COMPANY’S AND SUBSIDIARY GUARANTORS’ COUNSEL
(SERIES __ NOTES)]

[DATE]

Prudential Investment Management, Inc.
[Purchaser Names and Addresses]
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

We have acted as counsel for Universal Forest Products, Inc. (the “Company”) and for each of the “Subsidiary Guarantors” (as defined on Schedule A attached hereto) in connection with the Note Purchase and Private Shelf Agreement, dated as of December 17, 2012, between the Company, on one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes a party thereto (collectively, the “Purchasers”), on the other hand (the “Note Agreement”), pursuant to which the Company has issued to the Purchasers today the ____% Series ___ Senior Notes due __________ __, ____ of the Company in the aggregate principal amount of $________ (the “Notes”).  All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement.  This letter is being delivered to you in satisfaction of the condition set forth in Section 4.1(c) of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

In this connection, we have reviewed executed copies of the Note Agreement and of the Guaranty Agreement dated as of December 17, 2012 (the “Guaranty Agreement”), made by [certain of] the Subsidiary Guarantors [and joined by certain of the Subsidiary Guarantors pursuant to that certain Joinder dated as of _______ __, ____] in favor of the “Noteholders,” as therein defined, with respect to the Company.  We have also examined such certificates of public officials, certificates of officers of the Company and the Subsidiary Guarantors, and copies certified to our satisfaction of corporate documents and records of the Company and the Subsidiary Guarantors and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth.  The term "knowledge" as used herein is limited to the actual knowledge of those attorneys in our firm who have directly participated in this engagement, and does not include constructive knowledge or inquiry knowledge.  With respect to factual matters not independently established by us we have relied upon such certificates of public officials and of officers of the Company and the Subsidiary Guarantors with respect to the accuracy of material factual matters contained therein; nothing, however, has come to our attention to cause us to believe that any such factual matters are untrue.  We have made no independent investigation as to the accuracy or completeness of any such certificates or statements, but we have no knowledge of any incorrect or misleading statement therein.  With respect to the opinion expressed in Paragraph 3 below, we have also relied upon the representations made by each of you in Section 3.2 of the Note Agreement.

Exhibit H-2
(to Note Agreement)

Based on the foregoing, it is our opinion that:

1.             The Company and each of the Subsidiary Guarantors is a corporation or limited liability company duly organized and validly existing in good standing under the laws of the state (or U.S. territory, in the case of PR Distribution, LLC [and ________]) of its organization.  The Company and each of the Subsidiary Guarantors has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted.

2.             The Company has all requisite corporate power to execute, deliver and perform its obligations under the Note Agreement and the Notes.  The Note Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms.

3.             Each of the Subsidiary Guarantors has all requisite entity power to execute, deliver and perform its obligations under the Guaranty Agreement.  The Guaranty Agreement has been duly authorized by all requisite entity action on the part of each Subsidiary Guarantor and duly executed and delivered by authorized representatives of each Subsidiary Guarantor, and constitutes the valid obligation of each Subsidiary Guarantor, legally binding upon and enforceable against each Subsidiary Guarantor in accordance with its terms.

4.             It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act of 1933, as amended (the "Securities Act"), or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

5.             The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.             The execution and delivery of the Note Agreement, the Notes and the Guaranty Agreement, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement, the Notes and the Guaranty Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or the Subsidiary Guarantors pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission) pursuant to, the charter or by-laws of the Company or any Subsidiary Guarantor, any applicable law (including the Securities Act), statute, rule or regulation or, to our knowledge, any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary Guarantor is a party or otherwise subject.

H-2-2

7.             The Company is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (b) a “holding company” of a “public utility company” of an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (c) a “public utility” within the meaning of the Federal Power Act, as amended.

8.             To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of the Subsidiary Guarantors or any property of the Company or any of the Subsidiary Guarantors in any court or before any arbitrator of any kind or before or by any governmental authority either (i) with respect to the Note Agreement, the Notes or the Guaranty Agreement or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

The opinions expressed in this letter are based upon and made subject to the following limitations and qualifications:

(I)            Our opinions expressed in Paragraphs 2 and 3 above are subject to the qualification that enforcement of the Note Agreement, the Notes and the Guaranty Agreement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar state or federal debtor relief laws from time to time in effect and which affect the enforcement of creditors' rights in general, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(II)           We express no opinion with respect to the effect of any law other than the laws of the State of Michigan and the federal law of the United States.  As to any opinions contained herein which are, by implication, based upon the laws of another jurisdiction, we have necessarily assumed that the laws of such jurisdiction are identical to the laws of the State of Michigan governing the same subject matter.

(III)          None of the opinions or advice contained in this letter address or express any opinion with respect to any of the following laws, regulations, requirements or legal issues:

(i)	fraudulent transfer and fraudulent conveyance laws;

(ii)	except as expressly stated in Paragraph 4 and Paragraph 6 of this opinion, federal securities laws and regulations;

(iii)	federal or state antitrust laws; or

(iv)	federal or state intellectual property laws and regulations (including laws governing patents, trademarks and copyrights).

H-2-3

The opinions expressed in this letter are given solely for the benefit of the addressees, their legal counsel, and their respective successors and assigns.  The opinions expressed in this letter may not be relied upon, in whole or in part, by any other person, firm or corporation for any purpose, without our prior written consent.  The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date.

Very truly yours,

VARNUMLLP

H-2-4

SCHEDULE A
Subsidiary Guarantors

As used in the foregoing opinion, the “Subsidiary Guarantors” means all of the following entities, collectively (and each of them a “Subsidiary Guarantor”):

[INSERT ADDITIONAL SUBSIDIARY GUARANTORS INTO SCHEDULE]

Entity name	Jurisdiction	Entity type

ALJOMA LUMBER, INC.	Florida	Corporation

CALIPER BUILDING SYSTEMS, LLC	Michigan	LLC

CA TRUSS, INC.	Michigan	Corporation

EOVATIONS, LLC	Michigan	LLC

GREAT LAKES FRAMING, LLC	Michigan	LLC

INTERNATIONAL WOOD INDUSTRIES, INC.	California	Corporation

MAINE ORNAMENTAL, LLC	Michigan	LLC

MID-ATLANTIC FRAMING, LLC	Michigan	LLC

PR DISTRIBUTION, LLC	Puerto Rico	LLC

SHAWNLEE CONSTRUCTION LLC	Michigan	LLC

SHEPARDVILLE CONSTRUCTION, LLC	Michigan	LLC

TRESSTAR, LLC	Michigan	LLC

UFP ATLANTIC DIVISION, LLC	Michigan	LLC

UFP BELCHERTOWN, LLC	Michigan	LLC

UFP BERLIN, LLC	Michigan	LLC

UFP BURLESON, LLC	Michigan	LLC

UFP DISTRIBUTION, LLC	Michigan	LLC

UFP EASTERN DIVISION, INC.	Michigan	Corporation

UFP EATONTON, LLC	Michigan	LLC

UFP ELIZABETH CITY, LLC	Michigan	LLC

H-2-5

Entity name	Jurisdiction	Entity type

UFP EMLENTON, LLC	Michigan	LLC

UFP GRANGER, LLC	Michigan	LLC

UFP HARRISONVILLE, LLC	Michigan	LLC

UFP HOLDING COMPANY, INC.	Michigan	Corporation

UFP HOUSTON, LLC	Michigan	LLC

UFP LAFAYETTE, LLC	Michigan	LLC

UFP MID-ATLANTIC, LLC	Michigan	LLC

UFP MORRISTOWN, LLC	Michigan	LLC

UFP NEW WAVERLY, LLC	Michigan	LLC

UFP NEW WINDSOR, LLC	Michigan	LLC

UFP NEW YORK, LLC	Michigan	LLC

UFP PARKER, LLC	Michigan	LLC

UFP PURCHASING, INC.	Michigan	Corporation

UFP RANSON, LLC	Michigan	LLC

UFP REAL ESTATE, INC.	Michigan	Corporation

UFP RIVERBANK, LLC	Michigan	LLC

UFP SAN ANTONIO, LLC	Michigan	LLC

UFP TRANSPORTATION, INC.	Michigan	Corporation

UFP VENTURES II, INC.	Michigan	Corporation

UFP WESTERN DIVISION, INC.	Michigan	Corporation

UNIVERSAL CONSUMER PRODUCTS, INC.	Michigan	Corporation

UNIVERSAL FOREST PRODUCTS RMS, LLC	Michigan	LLC

UNIVERSAL FOREST PRODUCTS TEXAS, LLC	Michigan	LLC

UFP ASHBURN, LLC	Michigan	LLC

H-2-6

Entity name	Jurisdiction	Entity type

UFP AUBURNDALE, LLC	Michigan	LLC

UFP BLANCHESTER, LLC	Michigan	LLC

UFP CHANDLER, LLC	Michigan	LLC

UFP GORDON, LLC	Michigan	LLC

UFP GRANDVIEW, LLC	Michigan	LLC

UFP GREAT LAKES, LLC	Michigan	LLC

UFP GULF, LLC	Michigan	LLC

UFP HALEYVILLE, LLC	Michigan	LLC

UFP HILLSBORO, LLC	Michigan	LLC

UFP JANESVILLE, LLC	Michigan	LLC

UFP LANSING, LLC	Michigan	LLC

UFP MCMINNVILLE, LLC	Michigan	LLC

UFP MINNEOTA, LLC	Michigan	LLC

UFP MOULTRIE, LLC	Michigan	LLC

UFP NEW LONDON, LLC	Michigan	LLC

UFP RIVERSIDE, LLC	Michigan	LLC

UFP SAGINAW, LLC	Michigan	LLC

UFP SALISBURY, LLC	Michigan	LLC

UFP SCHERTZ, LLC	Michigan	LLC

UFP STOCKERTOWN, LLC	Michigan	LLC

UFP THORNTON, LLC	Michigan	LLC

UFP UNION CITY, LLC	Michigan	LLC

UFP WARRENS, LLC	Michigan	LLC

UFP WHITE BEAR LAKE, LLC	Michigan	LLC

UFP WINDSOR, LLC	Michigan	LLC

UFP WOODBURN, LLC	Michigan	LLC

H-2-7

SCHEDULE 5.7

EXISTING LIENS

UCC Filing	Name of Secured Party	Name of Debtor	Description	Debt Secured
2002019971-4	Signode Packaging Systems (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2004078355-3	Signode Container Industry Systems (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2004131047-6	Citibank, N.A.	Universal Forest Products, Inc.	Accounts Receivable from Alcoa, Inc.	Informational Filing
2008022096-5	Signode Packaging Systems (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2009024253-3	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2009024259-5	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2009024261-0	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2009024267-2	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2009024268-4	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2009118354-0	Sierra Pacific Industries (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory	Informational Filing
2010009472-1	Tolko Marketing and Sales Ltd. (Consignor)	UFP Purchasing, Inc. (Consignee)	Consigned Inventory	Informational Filing
2011118232-7	Exterior Portfolio, LLC	Universal Forest Products, Inc.	Siding products and accessories sold to Universal Forest Products, Inc. by Exterior Portfolio, LLC	Balance owed on purchase price of assets
2012143015-0	Stiles Machinery, Inc.	Universal Forest Products, Inc.	One (1) WEEKE CNC Machining Center, Model: Venture 2XL sold to Universal Forest Products, Inc. by Stiles Machinery, Inc.	Balance owed on purchase price of assets

#N/A

Schedule 5.7
(to Note Agreement)

SCHEDULE 5.9

EXISTING INVESTMENTS

		Balance
Legal Entity	Description	as of 12/1/2012

Universal Forest Products, Inc.	Officers Stock Notes Receivable	$156,196
	Employers' Stock Assistance Receivable	$844,068
	Fleetfoot Note Receivable	27,792
(1)	Cash Surrender Value of Investments for Deferred Compensation	-
(1)	Current Market Value of Investments for Deferred Compensation	-

UFP Eastern Division, Inc.	Wappinger Gardens Note Receivable	$1,000,000
	Elkhart Land Contract	$895,000
	Barnette Note Receivable	$6,409,583

UFP Western Division, Inc.	Potato Bin Lease	$1,307,812

UFP Transportation, Inc.	H&H Trucking Inc Note Receivable	$6,193

	Total Investments, Loans and Advances	$10,646,645
	These assets have an offsetting liability on the company's balance sheet representing an obligation for future distribution to officers and directors of the company; therefore, the assets are not scheduled

Schedule 5.9
(to Note Agreement)

SCHEDULE 5.13

RESTRICTIVE AGREEMENTS

Legal Entity	Description
None

Schedule 5.13
(to Note Agreement)

SCHEDULE I

Subsidiaries and Restricted Subsidiaries
as of the Series A/B Closing Date

Entity	Juris	Guarantor/ Restricted Subsidiary	Location of Chief Executive Office	EIN	Capital Stock Owned By
Aljoma Holding Company, LLC	MI	N	Grand Rapids, MI	20-8174775	UFP Eastern Division, Inc.
Aljoma Lumber, Inc.	FL	Y	Grand Rapids, MI	59-1682313	Aljoma Holding Company, LLC
D & L Framing, LLC (100% owned) 1	NV	N	Grand Rapids, MI	88-0390831	UFP Western Division, Inc.
D&R Framing Contractors, L.L.C. (50% owned) 1	MI	N/A	Grand Rapids, MI	38-3581872	UFP Western Division, Inc.
Gulf Coast Components, LLC (50% owned) 1	MI	N/A	Grand Rapids, MI	02-0779272	UFP Eastern Division, Inc.
Maine Ornamental, LLC	MI	Y	Grand Rapids, MI	81-0670419	Universal Consumer Products, Inc.
Pinelli Universal TKT, S. de R.L. de C.V. (50% owned) 1	Mex	N/A	Tecate, Mex	None	CA Truss, Inc. (50%), Pinelli Universal, S. de R.L. de C.V. (50%)
Pinelli Universal, S. de R.L. de C.V. (50% owned) 1	Mex	N/A	Durango, Mex	98-0199621	U.F.P Mex Holdings, S. de R.L. de C.V.
Shawnlee Construction LLC	MI	Y	Grand Rapids, MI	03-0537439	UFP Atlantic, LLC
Shepardville Construction, LLC	MI	Y	Grand Rapids, MI	20-2869565	Shawnlee Construction LLC
Titan Foundations, LLC	MI	N	Grand Rapids, MI	26-0658570	UFP Eastern Division, Inc.
TKT Real Estate, S. de R.L. de C.V. (50% owned) 1	Mex	N/A	Tecate, Mex	None	Universal Forest Products, Inc.
Treating Services of Minnesota, LLC	MI	N	Grand Rapids, MI	06-1704129	UFP Eastern Division, Inc.
Tresstar, LLC	MI	Y	Grand Rapids, MI	51-0461160	Universal Forest Products, Inc.
U.F.P Mex Holdings, S. de R.L. de C.V.	Mex	N/Y	Grand Rapids, MI	98-0199620	Universal Forest Products, Inc.
Ardellis Insurance Ltd.	Ber	N/Y	Hamilton, Ber	98-0348043	Universal Forest Products, Inc.
UFP Real Estate, Inc.	MI	Y	Grand Rapids, MI	38-3535186	Universal Forest Products, Inc.
UFP Thorndale Partnership (70% owned)	Can	N	Grand Rapids, MI	None	Universal Forest Products of Can, Inc. (70%)
UFP Transportation, Inc.	MI	Y	Grand Rapids, MI	05-0542653	Universal Forest Products, Inc.
UFP Ventures II, Inc.	MI	Y/N	Grand Rapids, MI	06-1651026	Universal Consumer Products, Inc.
United Lumber & Reman, LLC (50% owned) 1	MI	N/A	Grand Rapids, MI	20-5044232	UFP Eastern Division, Inc.

Schedule I
(to Note Agreement)

Entity	Juris	Guarantor/ Restricted Subsidiary	Location of Chief Executive Office	EIN	Capital Stock Owned By
Universal Consumer Products, Inc.	MI	Y	Grand Rapids, MI	16-1733191	Universal Forest Products, Inc.
UFP Eastern Division, Inc.	MI	Y	Grand Rapids, MI	23-2864976	Universal Forest Products, Inc.
UFP Purchasing, Inc.	MI	Y	Grand Rapids, MI	20-5868904	UFP Eastern Division, Inc.
Universal Forest Products of Can, Inc.	Can	N/Y	Quebec, Can	None	Universal Forest Products, Inc.
Universal Forest Products Texas LLC	MI	Y	Grand Rapids, MI	75-2675566	UFP Western Division, Inc.
Universal Forest Products RMS, LLC	MI	Y	Grand Rapids, MI	01-0783614	Universal Forest Products, Inc.
UFP Western Division, Inc.	MI	Y	Grand Rapids, MI	84-1361852	Universal Forest Products, Inc.
CA Truss, Inc.	MI	Y/N	Grand Rapids, MI	31-1707226	Universal Forest Products, Inc.
Western Building Professionals of CA II Limited Partnership	MI	N	Grand Rapids, MI	02-0664124	General Partner is Western Building Professionals of CA, Inc. (2%), Limited Partner is Western Building Professionals, LLC (98%)
Western Building Professionals of CA, Inc.	MI	N	Grand Rapids, MI	71-0915690	Western Building Professionals, LLC
Western Building Professionals, LLC	MI	N	Grand Rapids, MI	05-0539629	UFP Western Division, Inc.
Great Lakes Framing, LLC	MI	Y	Grand Rapids, MI	26-1812092	Shawnlee Construction, LLC
International Wood Industries, Inc.	CA	Y	Grand Rapids, MI	94-2184620	UFP Western Division, Inc.
PR Distribution, LLC	PR	Y	Grand Rapids, MI	66-0709212	UFP Eastern Division, Inc.
Mid Atlantic Framing, LLC	MI	Y	Grand Rapids, MI	26-2200290	Shawnlee Construction, LLC (100%)
Universal Forest Products, Inc.	MI	Y	Grand Rapids, MI	38-1465835	Universal Forest Products, Inc.
Caliper Building Systems, LLC	MI	Y	Hutchinson, MN	27-0301946	UFP West Central, LLC
UFP San Antonio, LLC	MI	Y/N	Grand Rapids, MI	27-1071344	UFP Western Division, Inc.
UFP Atlantic, LLC	MI	N/Y	Grand Rapids, MI	27-1497752	UFP Atlantic Division, Inc. (99%), UFP Eastern Holding Company, Inc. (1%)
UFP Belchertown, LLC	MI	Y	Grand Rapids, MI	27-1498572	UFP Northeast, LLC
UFP Berlin, LLC	MI	Y/N	Grand Rapids, MI	27-1561086	UFP Atlantic, LLC
UFP Burleson, LLC	MI	Y/N	Grand Rapids, MI	20-8613253	UFP Southwest, LLC

Entity	Juris	Guarantor/ Restricted Subsidiary	Location of Chief Executive Office	EIN	Capital Stock Owned By
UFP New York, LLC	MI	Y	Grand Rapids, MI	27-1498613	UFP Atlantic, LLC
UFP Holding Company, Inc.	MI	Y	Grand Rapids, MI	27-2086907	Universal Forest Products, Inc.
UFP Emlenton, LLC	MI	Y/N	Grand Rapids, MI	27-1498426	UFP Northeast, LLC
UFP Far West, LLC	MI	N/Y	Grand Rapids, MI	27-1646181	UFP Western Division, Inc.
UFP Great Lakes, LLC	MI	N/Y	Grand Rapids, MI	45-3685571	UFP Eastern Division, Inc. (99%), UFP Eastern Holding Company, Inc. (1%)
UFP Gulf, LLC	MI	Y	Grand Rapids, MI	45-3685549	UFP Eastern Division, Inc. (99%), UFP Eastern Holding Company, Inc. (1%)
UFP Lafayette, LLC	MI	Y	Grand Rapids, MI	27-1498042	UFP West Central, LLC
UFP Mid-Atlantic, LLC	MI	Y/N	Grand Rapids, MI	27-1498530	UFP Atlantic, LLC
UFP New Waverly, LLC	MI	Y	Grand Rapids, MI	27-1071394	UFP Southwest, LLC
UFP New Windsor, LLC	MI	Y/N	Grand Rapids, MI	27-1498383	UFP Atlantic, LLC
UFP Northeast, LLC	MI	N/Y	Grand Rapids, MI	27-1497679	UFP Eastern Division, Inc. (99%), UFP Eastern Holding Company, Inc. (1%)
UFP Parker, LLC	MI	Y	Grand Rapids, MI	27-1497917	UFP Northeast, LLC
UFP Riverbank, LLC	MI	Y/N	Grand Rapids, MI	27-1498657	UFP Far West, LLC
UFP Southeast, LLC	MI	N/Y	Grand Rapids, MI	45-2481971	UFP Eastern Division, Inc. (99%), UFP Eastern Holding Company, Inc. (1%)
UFP Southwest, LLC	MI	N/Y	Grand Rapids, MI	27-1497812	UFP Western Division, Inc. (99%), UFP Western Holding Company, Inc. (1%)
UFP Tennessee, LLC	MI	N/Y	Grand Rapids, MI	None	UFP Eastern Division, Inc.
UFP West Central, LLC	MI	N/Y	Grand Rapids, MI	27-1497701	UFP Western Division, Inc. (99%), UFP Western Holding Company, Inc. (1%)
UFP Western Holding Company, Inc.	MI	N/Y	Grand Rapids, MI	27-2086993	Universal Forest Products, Inc.
UFP Distribution, LLC	MI	Y/N	Grand Rapids, MI	27-1908403	Universal Forest Products, Inc.
UFP Southern Holding Company, Inc.	MI	N/Y	Grand Rapids, MI	27-2085277	Universal Forest Products, Inc.
UFP Houston, LLC	MI	Y/N	Grand Rapids, MI	27-1498308	UFP Southwest, LLC
Eovations, LLC	MI	Y/N	Grand Rapids, MI	27-2928591	Universal Consumer Products, Inc.

Entity	Juris	Guarantor/ Restricted Subsidiary	Location of Chief Executive Office	EIN	Capital Stock Owned By
UFP Atlantic Division, LLC	MI	Y	Grand Rapids, MI	27-3518094	UFP Eastern Division, Inc.
UFP Harrisonville, LLC	MI	Y	Grand Rapids, MI	45-1600290	UFP West Central, LLC
UFP Ranson, LLC	MI	Y	Grand Rapids, MI	45-2530373	UFP Northeast, LLC
UFP Elizabeth City, LLC	MI	Y	Grand Rapids, MI	45-2530406	UFP Northeast, LLC
UFP Morristown, LLC	MI	Y	Grand Rapids, MI	45-1600352	UFP Southeast, LLC
UFP Mex Embalaje y Distribution S. DE R. L. DE C.V. (33% owned)	Mex	N/A	Durango, Mex	None	U.F.P. Mexican Holdings Co.
UFP Eatonton, LLC	MI	Y	Grand Rapids, MI	45-3168186	UFP Southeast, LLC
UFP Chandler, LLC	MI	Y	Grand Rapids, MI	32-0357022	UFP Far West, LLC
UFP Thornton, LLC	MI	Y	Grand Rapids, MI	36-4712842	UFP Far West, LLC
UFP Riverside, LLC	MI	Y	Grand Rapids, MI	35-2425318	UFP Far West, LLC
UFP Schertz, LLC	MI	Y	Grand Rapids, MI	38-3855482	UFP Southwest, LLC
UFP Hillsboro, LLC	MI	Y	Grand Rapids, MI	61-1663527	UFP Southwest, LLC
UFP Grandview, LLC	MI	Y	Grand Rapids, MI	36-4712837	UFP Southwest, LLC
UFP Saginaw, LLC	MI	Y	Grand Rapids, MI	37-1651847	UFP Southwest, LLC
UFP Windsor, LLC	MI	Y	Grand Rapids, MI	30-0703821	UFP West Central, LLC
UFP White Bear Lake, LLC	MI	Y	Grand Rapids, MI	61-1663503	UFP West Central, LLC
UFP Minneota, LLC	MI	Y	Grand Rapids, MI	38-3855454	UFP West Central, LLC
UFP McMinnville, LLC	MI	Y	Grand Rapids, MI	37-1651813	UFP West Central, LLC
UFP Woodburn, LLC	MI	Y	Grand Rapids, MI	36-4712810	UFP West Central, LLC
UFP Moultrie, LLC	MI	Y	Grand Rapids, MI	38-3855478	UFP Southeast, LLC
UFP New London, LLC	MI	Y	Grand Rapids, MI	61-1663523	UFP Southeast, LLC
UFP Ashburn, LLC	MI	Y	Grand Rapids, MI	30-0703847	UFP Southeast, LLC
UFP Haleyville, LLC	MI	Y	Grand Rapids, MI	32-0357017	UFP Southeast, LLC
UFP Union City, LLC	MI	Y	Grand Rapids, MI	35-2425315	UFP Southeast, LLC

Entity	Juris	Guarantor/ Restricted Subsidiary	Location of Chief Executive Office	EIN	Capital Stock Owned By
UFP Auburndale, LLC	MI	Y	Grand Rapids, MI	36-4712806	UFP Gulf, LLC
UFP Salisbury, LLC	MI	Y	Grand Rapids, MI	37-1651810	UFP Northeast, LLC
UFP Gordon, LLC	MI	Y	Grand Rapids, MI	37-1652752	UFP Northeast, LLC
UFP Stockertown, LLC	MI	Y	Grand Rapids, MI	38-3855450	UFP Northeast, LLC
UFP Warrens, LLC	MI	Y	Grand Rapids, MI	61-1663500	UFP Great Lakes, LLC
UFP Janesville, LLC	MI	Y	Grand Rapids, MI	30-0703815	UFP Great Lakes, LLC
UFP Granger, LLC	MI	Y	Grand Rapids, MI	35-2425288	UFP Great Lakes, LLC
UFP Lansing, LLC	MI	Y	Grand Rapids, MI	32-0356993	UFP Great Lakes, LLC
UFP Blanchester, LLC	MI	Y	Grand Rapids, MI	30-0705790	UFP Great Lakes, LLC
UFP Eaton, LLC	MI	N/Y	Grand Rapids, MI	46-0664113	(26.4% Wind River Ventures, LLC) (73.6% UFP Western Division, Inc.)
UFP Washington, LLC	MI	N/Y	Grand Rapids, MI	61-1690437	UFP West Central, LLC
UFP Folkston, LLC	MI	N/Y	Grand Rapids, MI	35-2460775	UFP Gulf, LLC

See Attached